Exhibit 99.1

Harland Financial Solutions, Inc. and Subsidiaries,
Harland Financial Solutions Worldwide Limited
and
Harland Israel, Limited

__________

Combined Financial Statements

For the Year Ended December 31, 2012,
the Period December 22 to December 31, 2011 (unaudited)
and the Period January 1 to December 21, 2011 (unaudited)

Report of Independent Auditors

The Board of Directors of Harland Financial Solutions Inc., Harland Financial Solutions Worldwide Limited and Harland Israel, Limited

We have audited the accompanying combined financial statements of Harland Financial Solutions Inc., Harland Financial Solutions Worldwide Limited and Harland Israel, Limited (together, the "Company"), which comprise the combined balance sheet as of December 31, 2012, and the related combined statements of operations, comprehensive (loss) income, changes in business equity and cash flows for the year then ended, and the related notes to the combined financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Company at December 31, 2012, and the combined results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP
San Antonio, Texas
July 3, 2013

Harland Financial Solutions, Inc. and Subsidiaries,
Harland Financial Solutions Worldwide Limited and
Harland Israel, Limited
Combined Balance Sheets
(in millions)

	December 31, 2012	December 31, 2011
		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$7.6	$40.5
Accounts receivable (net of allowances of $0.4 and $0.2)	39.1	38.2
Receivable from parent	14.2	—
Income taxes receivable	0.3	10.5
Deferred tax assets	12.5	—
Prepaid expenses	10.4	7.5
Other current assets	0.9	0.4
Total current assets	85.0	97.1
Property, plant and equipment, net	19.7	19.5
Goodwill	284.7	283.8
Other intangible assets, net	297.7	321.1
Other assets	28.1	2.5
Total assets	$715.2	$724.0
LIABILITIES AND BUSINESS EQUITY
Current liabilities:
Accounts payable	$8.7	$6.8
Deferred revenues	84.9	43.7
Deferred tax liabilities	—	3.8
Current maturities of long-term debt	23.6	5.8
Accrued liabilities:
Salaries, wages and employee benefits	14.3	15.2
Income and other taxes payable	1.2	1.2
Payable to parent	—	1.0
Other current liabilities	6.8	5.6
Total current liabilities	139.5	83.1
Long-term debt	420.4	450.4
Deferred tax liabilities	117.6	145.0
Deferred revenues	15.7	4.0
Other liabilities	9.2	7.5
Commitments and contingencies
Business equity:
Paid-in capital	35.4	35.4
Accumulated deficit	(22.9)	(1.3)
Accumulated other comprehensive income (loss), net of taxes:
Foreign currency translation adjustments	0.3	—
Derivative fair-value adjustments	—	(0.1)
Total accumulated other comprehensive income (loss), net of taxes	0.3	(0.1)
Total business equity	12.8	34.0
Total liabilities and business equity	$715.2	$724.0

See Notes to Combined Financial Statements

Harland Financial Solutions, Inc. and Subsidiaries,
Harland Financial Solutions Worldwide Limited and
Harland Israel, Limited
Combined Statements of Operations
(in millions)

The acquisition method of accounting was used to revalue assets and liabilities assumed as a result of the MacAndrews Acquisition on December 21, 2011. Accordingly, the accompanying financial statements of the Successor and Predecessor are not comparable in all material respects since those financial statements report financial position, results of operations and cash flows on a different basis of accounting for the periods before and after the MacAndrews Acquisition. See Notes 1 and 3.

	Successor		Predecessor
	Year ended December 31, 2012	December 22 to December 31, 2011	January 1 to December 21, 2011

		(unaudited)	(unaudited)
Product revenues, net	$79.1	$1.1	$71.0
Service revenues, net	175.1	5.1	210.2
Total net revenues	254.2	6.2	281.2
Cost of products sold	18.7	0.6	19.8
Cost of services provided	107.8	2.7	95.8
Total cost of revenues	126.5	3.3	115.6
Gross profit	127.7	2.9	165.6
Selling, general and administrative expenses (see Note 14)	106.0	3.8	112.0
Revaluation of contingent consideration	(0.6)	—	(0.7)
Asset impairment charges	0.1	—	—
Restructuring costs	0.4	—	0.4
Operating income (loss)	21.8	(0.9)	53.9
Interest expense	(47.4)	(1.3)	(20.2)
Loss on early extinguishment of debt	(10.7)	—	—
Loss from equity method investment	(0.1)	—	—
(Loss) income before income taxes	(36.4)	(2.2)	33.7
(Benefit) provision for income taxes	(14.8)	(0.9)	14.0
Net (loss) income	$(21.6)	$(1.3)	$19.7

See Notes to Combined Financial Statements

Harland Financial Solutions, Inc. and Subsidiaries,
Harland Financial Solutions Worldwide Limited and
Harland Israel, Limited
Combined Statements of Comprehensive (Loss) Income
(in millions)
The acquisition method of accounting was used to revalue assets and liabilities assumed as a result of the MacAndrews Acquisition on December 21, 2011. Accordingly, the accompanying financial statements of the Successor and Predecessor are not comparable in all material respects since those financial statements report financial position, results of operations and cash flows on a different basis of accounting for the periods before and after the MacAndrews Acquisition. See Notes 1 and 3.

	Successor		Predecessor
	Year ended December 31, 2012	December 22 to December 31, 2011	January 1 to December 21, 2011

		(unaudited)	(unaudited)
Net (loss) income	$(21.6)	$(1.3)	$19.7
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments	0.3	—	(0.5)
Changes in derivative instruments:
Changes in fair value of interest rate swaps during period	—	(0.1)	(0.6)
Less reclassification adjustments for loss included in net (loss) income	0.1	—	2.1
Net changes in derivative instruments	0.1	(0.1)	1.5
Total other comprehensive (loss) income, net of tax	0.4	(0.1)	1.0
Comprehensive (loss) income	$(21.2)	$(1.4)	$20.7

Tax Benefit (Expense) of Other Comprehensive (Loss) Income Included in Above Amounts:
Changes in fair value of interest rate swaps during period	$—	$—	$0.4
Less reclassification adjustments for loss on derivative instruments included in net (loss) income	—		(1.4)
Total net tax benefit (expense) included in other comprehensive (loss) income	$—	$—	$(1.0)

See Notes to Combined Financial Statements

Harland Financial Solutions, Inc. and Subsidiaries,
Harland Financial Solutions Worldwide Limited and
Harland Israel, Limited
Combined Statements of Business Equity
(in millions)
The acquisition method of accounting was used to revalue assets and liabilities assumed as a result of the MacAndrews Acquisition on December 21, 2011. Accordingly, the accompanying financial statements of the Successor and Predecessor are not comparable in all material respects since those financial statements report financial position, results of operations and cash flows on a different basis of accounting for the periods before and after the MacAndrews Acquisition. See Notes 1 and 3.

	Paid-In Capital	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive (Loss) Income	Total
Predecessor
Balance at December 31, 2010 (unaudited)	$245.9	$(4.1)	$(4.2)	$237.6
Net income	—	19.7	—	19.7
Other comprehensive income, net of tax	—	—	1.0	1.0
Balance at December 21, 2011 (unaudited)	245.9	15.6	(3.2)	258.3
Successor
Change in ownership	(245.9)	(15.6)	3.2	(258.3)
Allocation of equity consideration from MacAndrews Acquisition	35.4	—	—	35.4
Net loss	—	(1.3)	—	(1.3)
Other comprehensive loss, net of tax	—	—	(0.1)	(0.1)
Balance at December 31, 2011 (unaudited)	35.4	(1.3)	(0.1)	34.0
Net loss	—	(21.6)	—	(21.6)
Other comprehensive income, net of tax	—	—	0.4	0.4
Balance at December 31, 2012	$35.4	$(22.9)	$0.3	$12.8

See Notes to Combined Financial Statements

Harland Financial Solutions, Inc. and Subsidiaries,
Harland Financial Solutions Worldwide Limited and
Harland Israel, Limited
Combined Statements of Cash Flows
(in millions)
The acquisition method of accounting was used to revalue assets and liabilities assumed as a result of the MacAndrews Acquisition on December 21, 2011. Accordingly, the accompanying financial statements of the Successor and Predecessor are not comparable in all material respects since those financial statements report financial position, results of operations and cash flows on a different basis of accounting for the periods before and after the MacAndrews Acquisition. See Notes 1 and 3.

	Successor		Predecessor
	Year ended December 31, 2012	December 22 to December 31, 2011	January 1 to December 21, 2011

		(unaudited)	(unaudited)
Operating activities
Net (loss) income	$(21.6)	$(1.3)	$19.7
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	9.1	0.2	4.5
Amortization of intangible assets	29.3	0.8	21.6
Amortization of debt fair value adjustments, original issue discount and deferred financing fees	27.1	—	2.4
Loss on early extinguishment of debt	10.7	—	—
Revaluation of contingent consideration	(0.6)	—	(0.7)
Deferred income taxes	(44.5)	(1.9)	0.7
Asset impairments	0.1	—	—
Changes in operating assets and liabilities:
Accounts receivable	(6.9)	(7.5)	6.2
Prepaid expenses and other assets	(12.6)	(1.9)	(3.3)
Accounts payable and accrued liabilities	8.3	3.8	(7.9)
Deferred revenues	52.8	9.0	2.4
Income and other taxes	9.8	1.1	(15.5)
Other, net	0.3	—	(0.1)
Net cash provided by operating activities	61.3	2.3	30.0
Investing activities
Additional purchase price consideration for previous acquisition	—	—	(0.2)
Proceeds from sale of property, plant and equipment	—	—	0.1
Capital expenditures	(9.6)	—	(7.0)
Computer software development	(5.9)	—	(0.9)
Net cash used in investing activities	(15.5)	—	(8.0)
Financing activities
Cash inflow from parent	381.4	10.1	325.9
Cash outflow to parent	(403.6)	(10.2)	(323.1)
Payments for derivative instruments	(3.1)	(1.1)	—
Issuance of notes	69.1	—	—
Repayments of credit agreements and other borrowings	(118.6)	(3.6)	(14.4)
Debt issuance costs	(3.9)	—	—
Net cash used in financing activities	(78.7)	(4.8)	(11.6)
Net (decrease) increase in cash and cash equivalents	(32.9)	(2.5)	10.4
Cash and cash equivalents at beginning of period	40.5	43.0	32.6
Cash and cash equivalents at end of period	$7.6	$40.5	$43.0

Supplemental disclosure of cash paid for:
Interest, net of amounts capitalized	$16.8	$2.4	$16.6
Income taxes, net of refunds	20.0	—	28.9

Non cash investing activities:
Acquisition of equity method investment	$(7.0)	$—	$—
See Notes to Combined Financial Statements

Harland Financial Solutions, Inc. and Subsidiaries, Harland Financial Solutions Worldwide Limited
and Harland Israel, Limited
Notes to Combined Financial Statements for the Year Ended December 31, 2012, the Period December 22 to
December 31, 2011 (unaudited) and the Period January 1 to December 21, 2011 (unaudited)
(dollars in millions)

1.  Description of the Business and Basis of Presentation
Harland Financial Solutions, Inc. ("Harland Financial Solutions") and Subsidiaries, Harland Financial Solutions Worldwide Limited and Harland Israel, Limited (together, the "Company") are each separate, indirect wholly owned subsidiaries of Harland Clarke Holdings Corp. ("Harland Clarke Holdings" or "Parent"). There is no direct controlling financial interest between the three entities. The accompanying financial statements and notes combine the three entities for presentation purposes. The combined financial statements include the accounts of each entity after the elimination of all material intercompany accounts and transactions.
Harland Clarke Holdings is an indirect, wholly owned subsidiary of M & F Worldwide Corp. ("M & F Worldwide"), which is, as of December 21, 2011, an indirect, wholly owned subsidiary of MacAndrews & Forbes Holdings Inc. ("MacAndrews"). MacAndrews is wholly owned by Ronald O. Perelman. On September 12, 2011, M & F Worldwide agreed to merge with an indirect wholly owned subsidiary of MacAndrews, and following a vote of stockholders of M & F Worldwide and the satisfaction or waiver of closing conditions, that merger was effected on December 21, 2011 (hereafter referred to as the "MacAndrews Acquisition").
As a result of the MacAndrews Acquisition, which resulted in a change in ownership of M & F Worldwide, the Company was required to use the acquisition method of accounting to revalue its assets and liabilities as of the date of the MacAndrews Acquisition. Such accounting results in a number of changes (see Note 3), including, but not limited to, decreased revenues as a result of fair value adjustments to deferred revenues, increased depreciation and amortization as a result of the revaluation of assets and increased non-cash interest expense that results from adjusting the Company's long-term debt to fair value as of the date of the MacAndrews Acquisition. Accordingly, the accompanying financial statements for the Predecessor and Successor periods are not comparable in all material respects and the Company is required to present separately its operating results for periods before and after the MacAndrews Acquisition. The period prior to the MacAndrews Acquisition (the period January 1 to December 21, 2011) is presented in the accompanying combined financial statements as "Predecessor." The periods subsequent to the MacAndrews Acquisition (the year ended December 31, 2012 and the period December 22 to December 31, 2011) are presented in the accompanying combined financial statements as "Successor."
The Company supplies software and services to financial services clients worldwide offering its solutions both in-house and as a service bureau. Services include lending and mortgage compliance and origination applications, risk management solutions, business intelligence solutions, Internet and mobile banking applications, branch automation solutions, self-service solutions, electronic payment solutions and core processing systems, principally targeted at financial institutions, including banks, credit unions and thrifts. The Company supplies software and services to more than 5,400 financial services clients.
Harland Clarke Holdings and each of its existing domestic subsidiaries, including Harland Financial Solutions, other than unrestricted subsidiaries (of which there are none as of December 31, 2012) and certain immaterial subsidiaries, are guarantors and in some instances may also be co-borrowers under the Term Loan and co-issuers under the 2015 Senior Notes and 2018 Senior Secured Notes (as hereinafter defined) (see Note 8). Harland Financial Solutions Worldwide Limited and Harland Israel, Limited are not guarantors, co-borrowers or co-issuers under any of Harland Clarke Holdings' debt agreements. Harland Clarke Holdings is a holding company and has no significant assets at December 31, 2012 and no operations. The guarantees and the obligations of the subsidiaries of Harland Clarke Holdings are full and unconditional and joint and several, and any subsidiaries of Harland Clarke Holdings other than the subsidiary guarantors and obligors are not significant.
2.  Summary of Significant Accounting Policies
Use of Estimates
The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Harland Financial Solutions, Inc. and Subsidiaries, Harland Financial Solutions Worldwide Limited
and Harland Israel, Limited
Notes to Combined Financial Statements for the Year Ended December 31, 2012, the Period December 22 to
December 31, 2011 (unaudited) and the Period January 1 to December 21, 2011 (unaudited)
(dollars in millions)

Revenue Recognition
The Company recognizes product and service revenue when persuasive evidence of a non-cancelable arrangement exists, products have been shipped and/or services have been rendered, the price is fixed or determinable, collectability is reasonably assured, legal title and economic risk is transferred to the customer and an economic exchange has taken place. Revenues are recorded net of any applicable discounts and allowances for sales returns.
For multiple-element software arrangements, total revenue is allocated to each element based on vendor specific objective evidence ("VSOE"), of its fair value represented by the price charged when the elements are sold separately. VSOE must exist for the undelivered elements to allocate the total revenue among all delivered elements and non-essential undelivered elements of the arrangement. When VSOE of fair value has been established for maintenance and professional services but not for software licenses, the residual method is used to allocate revenue to the license portion of multiple element arrangements. VSOE for certain elements of an arrangement is based upon the pricing in comparable transactions when the element is sold separately. VSOE for maintenance is primarily based upon customer renewal history when the services are sold separately. VSOE for professional services is also based upon the price charged when the services are sold separately.
If the undelivered elements of the arrangement are essential to the functionality of the software product(s), revenue is deferred until the essential elements are delivered. If VSOE does not exist for one or more non-essential undelivered elements, revenue is deferred until such evidence does exist for the undelivered elements, or until all elements are delivered, whichever is earlier. If VSOE of all non-essential undelivered elements exist but VSOE does not exist for one or more of the delivered elements, revenue is recognized using the residual method. Under the residual method, the revenue for the undelivered elements is deferred based upon VSOE and the remaining portion of the arrangement fee is recognized as revenue for the delivered elements, assuming all other criteria for revenue recognition have been met. When VSOE does not exist for maintenance and/or non-essential undelivered elements of multiple element arrangements, revenue is deferred until all elements are delivered or VSOE is established for the undelivered elements, whichever is earlier. In the fourth quarter of 2012, the Company achieved VSOE for maintenance on some of its time-based agreements. This allows for revenue from these agreements to be recognized using the residual method.
For licenses that are hosted (cloud services), revenue is allocated to separate units of accounting based on the hierarchy of VSOE, third-party evidence ("TPE") or best estimate of selling price ("BESP"). VSOE and TPE are not available so the BESP is used. Under the BESP method the concept of the residual method is eliminated and discounts are allocated across all deliverables in proportion to the relative selling price. Separate units of accounting exist if they have standalone value. Standalone value exists if the Company or other vendors sell the same item separately or the customer could resell the item on a standalone basis. Standalone value exists for most individual modules of the Company's hosted licenses because they are sold separately or as a group depending on the needs of customers. For each module, revenue is deferred until related professional services are complete. If standalone value does not exist then revenue for all modules and professional services in an arrangement are deferred until services are complete. Under either scenario, once services are complete, revenue is recognized on a straight-line basis over the remaining term of the contract.
For arrangements that include both licenses and cloud services, each is accounted for under its relevant guidance.
Each new license includes maintenance, including the right to receive telephone support, "bug fixes" and unspecified upgrades and enhancements, for a specified duration of time, usually one year. Maintenance revenue is recognized ratably over the life of the related maintenance contract. Maintenance contracts on perpetual licenses generally renew annually. Maintenance fees are typically invoiced on an annual basis prior to the anniversary date of the license. Time-based and usage-based licenses may include maintenance as a bundled item that is committed for the period of the agreement. Revenue from licensing of software under usage-based contracts is recognized ratably over the term of the agreement or on an actual usage basis.
Non-essential professional services revenue includes fees derived from the delivery of certain training, installation, and consulting services. Revenue from non-essential training, installation, and consulting services is recognized on a time and materials basis or after delivery is complete.

Harland Financial Solutions, Inc. and Subsidiaries, Harland Financial Solutions Worldwide Limited
and Harland Israel, Limited
Notes to Combined Financial Statements for the Year Ended December 31, 2012, the Period December 22 to
December 31, 2011 (unaudited) and the Period January 1 to December 21, 2011 (unaudited)
(dollars in millions)

Essential professional services typically involve significant production, modification or customization of the software. Revenue from essential services is combined with license revenue and recognized on either a percentage-of-completion or completed contract basis. Percentage-of-completion recognizes both license and services revenue as the services are performed using an input method based on labor hours. Estimates of efforts to complete a project are used in the percentage-of-completion calculation. Due to the uncertainties inherent in these estimates, actual results could differ from those estimates. Completed contract basis is used either when reliable estimates of effort are not available, or if VSOE does not exist for one or more elements, or if there are substantive customer acceptance provisions. Under this methodology all revenue is deferred until all services are complete, or the acceptance conditions have been met.
Revenue from outsourced data processing services and other transaction processing services is recognized one month in arrears based on the transactions processed or the services rendered.
The contractual terms of software sales do not provide for product returns or allowances. However, on occasion the Company may allow for returns or allowances primarily in the case of a new product release. Provisions for estimated returns and sales allowances are established by the Company concurrently with the recognition of revenue and are based on a variety of factors including actual return and sales allowance history and projected economic conditions.
Service revenues are comprised of revenues derived from software maintenance agreements, software implementation services, software as a service, core processing service bureau deliverables, consulting services, training services and other services.
Cash and Cash Equivalents
The Company considers all cash on hand, money market funds and other highly liquid debt instruments with a maturity, when purchased, of three months or less to be cash and cash equivalents.
Investments
The Company has an investment consisting of corporate equity securities which is accounted for using the equity method. Under the equity method, the original investment is recorded at cost and is adjusted periodically to recognize the Company's share of earnings and losses after the date of the acquisition. Dividends received reduce the basis of the investment. The Company's share of earnings and losses are shown as a separate line item in the accompanying combined statements of operations. The corporate equity securities are classified as noncurrent and are included in other assets in the accompanying combined balance sheets. See Note 11.
If the market value of an investment declines below its cost, the Company evaluates whether the decline is temporary or other than temporary. The Company considers several factors in determining whether a decline is temporary including the length of time market value has been below cost, the magnitude of the decline, financial prospects of the issuer or business and the Company's intention to hold the security. If a decline in market value of an investment is determined to be other than temporary, a charge to earnings is recorded for the loss and a new cost basis in the investment is established.
Accounts Receivable and Allowance for Doubtful Accounts
Trade accounts receivable are recorded at the invoiced amount and generally do not bear interest. The allowance for doubtful accounts is the Company's best estimate of the amount of probable losses in its existing accounts receivable based on historical losses and current economic conditions. Account balances are charged against the allowance when the Company believes it is probable the receivable will not be recovered. The Company does not have any off-balance sheet credit exposure related to its customers.
Inventories
The Company's inventories were $0.4 and $0.4 at December 31, 2012 and 2011, respectively, and consisted of hardware purchased for resale to specific customers. Inventories are carried at the lower of cost or market value. The Company determines cost by the specific identification method.

Harland Financial Solutions, Inc. and Subsidiaries, Harland Financial Solutions Worldwide Limited
and Harland Israel, Limited
Notes to Combined Financial Statements for the Year Ended December 31, 2012, the Period December 22 to
December 31, 2011 (unaudited) and the Period January 1 to December 21, 2011 (unaudited)
(dollars in millions)

Advertising
Advertising costs, which are recorded in selling, general and administrative expenses as incurred, consist mainly of marketing new and existing products, re-branding existing products and launching new initiatives. The Company's advertising expense was $2.8, $0.0 and $2.2 for fiscal year 2012, the period December 22 to December 31, 2011 and the period January 1 to December 21, 2011, respectively.
Property, Plant and Equipment
The Company states property, plant and equipment at cost. Maintenance and repairs are charged to expense as incurred. Additions, improvements and replacements that extend the asset life are capitalized. Depreciation is provided on a straight-line basis over the estimated useful lives of such assets. The Company amortizes leasehold improvements over the shorter of the useful life of the related asset or the lease term. Certain leases also contain tenant improvement allowances, which are recorded as a leasehold improvement and deferred rent and amortized over the lease term. The Company eliminates cost and accumulated depreciation applicable to assets retired or otherwise disposed of from the accounts and reflects any gain or loss on such disposition in operating results. As further discussed below, the Company capitalizes the qualifying costs incurred during the development stage on software to be sold, leased or otherwise marketed, internally developed software and software obtained for internal use and amortizes the costs over the estimated useful life of the software. The Company capitalizes interest on qualified long-term projects and depreciates it over the life of the related asset.
The useful lives for computing depreciation are as follows:

Years
Machinery and equipment	3 - 15
Computer software and hardware	3 - 5
Leasehold improvements	1 - 20
Furniture, fixtures and transportation equipment	5 - 8
Software and Other Development Costs
The Company expenses research and development expenditures as incurred, including expenditures related to the development of software products that do not qualify for capitalization. The amounts expensed totaled $9.1, $0.0 and $13.7 for fiscal year 2012, the period December 22 to December 31, 2011 and the period January 1 to December 21, 2011, respectively, and were primarily costs incurred related to the development of software.
Software development costs incurred for sold, leased, or otherwise marketed software prior to the establishment of technological feasibility are expensed as incurred. Software development costs incurred after establishing the technological feasibility of the subject software product and before its availability for sale are capitalized and are included in other intangible assets, net on the accompanying combined balance sheets. Capitalized software development costs are amortized on a product-by-product basis over the estimated economic life of the product using a straight-line method with related amortization expense in cost of products sold on the accompanying combined statements of operations. Unamortized software development costs in excess of estimated net realizable value from a particular product are written down to their estimated net realizable value.
The Company capitalizes costs to develop or obtain computer software for internal use once the preliminary project stage has been completed, management commits to funding the project and it is probable that the project will be completed and the software will be used to perform the function intended. Capitalized costs include only (1) external direct costs of materials and services consumed in developing or obtaining internal-use software, (2) payroll and payroll-related costs for employees who are directly associated with and who devote time to the internal-use software project and (3) interest costs incurred, when significant, while developing internal-use software. Capitalization of costs ceases when the project is substantially complete and ready for its intended use and is included in property, plant and equipment, net on the accompanying combined balance sheets. Capitalized costs to develop or obtain computer software for internal use are amortized over the estimated useful life using a straight-line method with related amortization expense in cost of revenues and selling, general and administrative expenses on the accompanying combined statements of operations.

Harland Financial Solutions, Inc. and Subsidiaries, Harland Financial Solutions Worldwide Limited
and Harland Israel, Limited
Notes to Combined Financial Statements for the Year Ended December 31, 2012, the Period December 22 to
December 31, 2011 (unaudited) and the Period January 1 to December 21, 2011 (unaudited)
(dollars in millions)

Goodwill and Acquired Intangible Assets
Goodwill represents the excess of consideration transferred over the fair value of identifiable net assets acquired. Acquired intangibles are recorded at fair value as of the date acquired. Goodwill is not amortized, but is tested for impairment annually in the fourth quarter, or when events or changes in circumstances indicate that goodwill might be impaired, such as a significant adverse change in the business climate.
The goodwill impairment test is a two-step process, which requires management to make judgments in determining what assumptions to use in the calculation. The first step of the process consists of estimating the fair value of the reporting unit.
The Company utilizes both the income and market approaches to estimate the fair value of the reporting unit. The income approach involves discounting future estimated cash flows. The discount rate used is the value-weighted average of the reporting unit's estimated cost of equity and debt ("cost of capital") derived using, both known and estimated, customary market metrics. The Company performs sensitivity tests with respect to growth rates and discount rates used in the income approach. In applying the market approach, valuation multiples are derived from historical and projected operating data of selected guideline companies; evaluated and adjusted, if necessary, based on the strengths and weaknesses of the reporting unit relative to the selected guideline companies; and applied to the appropriate historical and/or projected operating data of the reporting unit to arrive at an indication of fair value. The Company weights the results of the income and market approaches equally.
If the estimated fair value of the reporting unit is less than the carrying value, a second step is performed to compute the amount of the impairment by determining an "implied fair value" of goodwill. The determination of the Company's "implied fair value" requires the Company to allocate the estimated fair value of the reporting unit to the assets and liabilities of the reporting unit. Any unallocated fair value represents the "implied fair value" of goodwill, which is compared to the corresponding carrying value.
The results of the Company's annual test for 2012 and 2011 indicated no goodwill impairment as its estimated fair value was greater than its carrying value.
The annual impairment evaluation for goodwill involves significant estimates made by management. The discounted cash flow analyses require various judgmental assumptions about sales, operating margins, growth rates and discount rates. Assumptions about sales, operating margins and growth rates are based on the Company's budgets, business plans, economic projections, anticipated future cash flows and marketplace data. Changes in estimates could have a material effect on the carrying amount of goodwill in future periods.
Intangible assets that are deemed to have a finite life are amortized over their estimated useful life generally using accelerated methods that are based on expected cash flows. They are also evaluated for impairment as discussed below in "Long-Lived Assets."
Costs to renew or extend the term of a recognized intangible asset are expensed as incurred and are not significant.
Long-Lived Assets
When events or changes in circumstances indicate that the carrying amount of a long-lived asset other than goodwill may not be recoverable, the Company assesses the recoverability of such asset based on estimates of future undiscounted cash flows compared to net book value. If the future undiscounted cash flow estimates are less than net book value, net book value would then be reduced to estimated fair value, which generally approximates discounted cash flows. The Company also evaluates the amortization periods of assets to determine whether events or circumstances warrant revised estimates of useful lives.
Income and Other Taxes
The Company computes income taxes under the liability method. Under the liability method, the Company generally determines deferred income taxes based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The Company records net deferred tax assets when it is more likely than not that it will realize the tax benefits.
As part of the process of preparing its combined financial statements, the Company is required to calculate the amount of income tax in each jurisdiction in which it operates. On a regular basis, the amount of taxable income is reviewed by various federal, state and foreign taxing authorities. As such, the Company routinely provides reserves for unrecognized tax benefits for items that it believes could be challenged by these taxing authorities.

Harland Financial Solutions, Inc. and Subsidiaries, Harland Financial Solutions Worldwide Limited
and Harland Israel, Limited
Notes to Combined Financial Statements for the Year Ended December 31, 2012, the Period December 22 to
December 31, 2011 (unaudited) and the Period January 1 to December 21, 2011 (unaudited)
(dollars in millions)

The Company records any tax assessed by a governmental authority that is both imposed on and concurrent with a specific revenue-producing transaction between a seller and a customer, which may include, but is not limited to, sales, use, value added, and excise taxes, on a net basis in the accompanying combined statements of operations.
Postretirement Defined Contribution Plan
The Company participates in the Harland Clarke Holdings defined contribution 401(k) plan, which covers certain current employees of the Company who meet eligibility requirements.
Translation of Foreign Currencies
The functional currency for each of the Company's foreign members is its local currency. The Company translates all assets and liabilities denominated in foreign functional currencies into United States dollars at rates of exchange in effect at the balance sheet date and statement of operations items at the average rates of exchange prevailing during the period. The Company records translation gains and losses as a component of accumulated other comprehensive income (loss) in the business equity section of the Company's balance sheets. Gains and losses resulting from transactions in other than functional currencies are reflected in operating results, except for transactions of a long-term nature. The Company considers undistributed earnings of certain foreign members to be permanently invested. As a result, no income taxes have been provided on these undistributed earnings or on the foreign currency translation adjustments recorded as a part of other comprehensive income (loss).
Self-Insurance
The Company participates in the Harland Clarke Holdings self-insured programs for certain workers' compensation and group medical costs subject to stop-loss limits. Provisions for losses expected under these programs are recorded based on the Company's estimates of the aggregate liabilities for the claims incurred. Payments for estimated claims beyond one year have been discounted. As of December 31, 2012 and 2011, the combined liabilities for self-insured workers' compensation and group medical were $0.9 and $0.8, respectively.
Derivative Financial Instruments
The Company uses derivative financial instruments to manage interest rate risk related to a portion of its long-term debt. The Company recognizes all derivatives at fair value as either assets or liabilities in the combined balance sheets and changes in the fair values of such instruments are recognized in earnings unless specific hedge accounting criteria are met. If specific cash flow hedge accounting criteria are met, the Company recognizes the changes in fair value of these instruments in other comprehensive income (loss) until the underlying debt instrument being hedged is settled or the Company determines that the specific hedge accounting criteria are no longer met.
On the date the interest rate derivative contract is entered into, the Company designates the derivative as either a fair value hedge or a cash flow hedge. The Company formally documents the relationship between hedging instruments and the hedged items, as well as its risk-management objectives and strategy for undertaking various hedge transactions. The Company links all hedges that are designated as fair value hedges to specific assets or liabilities on the balance sheet or to specific firm commitments. The Company links all hedges that are designated as cash flow hedges to forecasted transactions or to liabilities on the balance sheet. The Company also assesses, both at the inception of the hedge and on an on-going basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items. No components of the hedging instruments are excluded from the assessment of hedge effectiveness. If an existing derivative were to become not highly effective as a hedge, the Company would discontinue hedge accounting prospectively.

Harland Financial Solutions, Inc. and Subsidiaries, Harland Financial Solutions Worldwide Limited
and Harland Israel, Limited
Notes to Combined Financial Statements for the Year Ended December 31, 2012, the Period December 22 to
December 31, 2011 (unaudited) and the Period January 1 to December 21, 2011 (unaudited)
(dollars in millions)

Deferred Financing Fees
Deferred financing fees are being amortized to interest expense using the effective interest method over the term of the respective financing agreements. Unamortized balances are reflected in other assets in the accompanying combined balance sheets and were $3.5 and $0.0 as of December 31, 2012 and 2011, respectively.
Restructuring Charges
The Company has restructuring costs related primarily to facility consolidations and workforce rationalization. The costs primarily consist of employee termination benefits which are accrued when it is probable that a liability has been incurred and the amount of the liability is reasonably estimable. In addition to employee termination benefits and facility closure costs, other restructuring costs include, but are not limited to, training and travel, which are expensed as incurred.
Fair Value Measurements
The Company measures fair value using a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions (see Note 10).
Recently Adopted Accounting Guidance
Effective January 1, 2012, the Company adopted amended guidance related to the requirement for an annual goodwill impairment test. The amendment provides entities an option to perform a qualitative assessment to determine whether further impairment testing is necessary. This amendment affects testing steps only, and therefore adoption did not affect the Company's combined financial position, results of operations or cash flows.
Effective January 1, 2012, the Company adopted amended guidance related to the presentation of comprehensive income. The amendment requires companies to present the components of net income and other comprehensive income either as one continuous statement or as two separate but consecutive statements. It eliminates the option to report other comprehensive income and its components as part of the statement of changes in business equity. This amendment affects presentation and disclosure only, and therefore adoption did not affect the Company's combined financial position, results of operations or cash flows.
Effective January 1, 2012, the Company adopted amended guidance related to fair value measurement. The guidance results in a consistent definition of fair value and common requirements for measurement of and disclosure about fair value between United States generally accepted accounting principles and International Financial Reporting Standards. The adoption of this amended guidance did not have a material effect on the Company's combined financial position, results of operations, cash flows or related disclosures.
3. Acquisitions
MacAndrews Acquisition of M & F Worldwide
On September 12, 2011, M & F Worldwide, the indirect parent of the Company, agreed, subject to various closing conditions, to merge with an indirect, wholly owned subsidiary of MacAndrews, and following a vote of stockholders of M & F Worldwide and the satisfaction or waiver of all other closing conditions, that merger was effected on December 21, 2011. The transaction was accounted for as a business combination. M & F Worldwide allocated its new equity basis amongst itself, the Company, other subsidiaries of Harland Clarke Holdings and operating subsidiaries of M & F Worldwide and allocated and pushed down $35.4 of the new equity basis to the Company as of the acquisition date.

Harland Financial Solutions, Inc. and Subsidiaries, Harland Financial Solutions Worldwide Limited
and Harland Israel, Limited
Notes to Combined Financial Statements for the Year Ended December 31, 2012, the Period December 22 to
December 31, 2011 (unaudited) and the Period January 1 to December 21, 2011 (unaudited)
(dollars in millions)

The following table summarizes the estimated fair values of the Company's assets and liabilities assumed at the date of the MacAndrews Acquisition:

Cash		$43.0
Accounts receivable		30.7
Property, plant and equipment		19.7
Goodwill		284.6
Other intangible assets:
Customer relationships	$262.0
Tradenames	23.0
Technology	37.0
Total other intangible assets		322.0
Other assets		30.7
Total assets acquired		730.7
Deferred revenues		38.8
Long-term debt		459.7
Deferred tax liabilities		164.5
Other liabilities		32.3
Net assets acquired		$35.4

Goodwill in the amount of approximately $43.9 and intangible assets in the amount of approximately $20.3 are deductible for tax purposes. During 2012, the Company recorded a net change in deferred taxes of $0.8 in accordance with applicable accounting guidance with a corresponding increase in goodwill. The goodwill arises because the total consideration for the acquisition allocated to the Company, which reflects its future earnings and cash flow potential, exceeds the fair value of net assets acquired.
As part of the application of fair value accounting for business combinations, the carrying values of long-term debt and deferred revenues were decreased by $83.3 and $49.8, respectively. These fair value adjustments result in higher interest expense and lower revenues being recognized over the related earnings period, both of which are non-cash adjustments (of which $26.5 and $0.9 was reflected as increased interest expense and $43.3 and $2.0 was reflected as reduced revenues in the year ended December 31, 2012 and during the period from December 22 to December 31, 2011, respectively). The Company also wrote-off $10.7 of the non-cash fair value adjustment to long-term debt in the third quarter of 2012 as a result of refinancing transactions (see Note 8).
Pro Forma Financial Information
The unaudited financial information in the table below summarizes the results of operations of the Company, on a pro forma basis, as though the acquisition had occurred as of the beginning of the year presented. The unaudited pro forma financial information is presented for informational purposes only and is not indicative of the results of operations that would have been achieved if this transaction had taken place at the beginning of the year presented, nor does it purport to represent results of operations for future periods.

Unaudited Pro Forma
Year ended December 31, 2011
Net revenues	$243.1
Operating income	6.1
Net loss	(25.3)
Depreciation and amortization (excluding amortization of deferred financing fees)	36.3

Harland Financial Solutions, Inc. and Subsidiaries, Harland Financial Solutions Worldwide Limited
and Harland Israel, Limited
Notes to Combined Financial Statements for the Year Ended December 31, 2012, the Period December 22 to
December 31, 2011 (unaudited) and the Period January 1 to December 21, 2011 (unaudited)
(dollars in millions)

In the pro forma information above, the results prior to the acquisition were adjusted to include the pro forma effect of: the adjustment of amortization of intangible assets and depreciation of fixed assets based on the acquisition accounting allocations; the adjustment of interest expense reflecting the amortization of fair value adjustments of Company's outstanding long-term debt; deferred revenues and other deferred expenses; and to reflect the impact of income taxes with respect to the pro forma adjustments, utilizing an estimated effective tax rate of 39.0%
4.  Property, Plant and Equipment
Property, plant and equipment consists of the following:

	December 31, 2012	December 31, 2011
Machinery and equipment	$2.3	$2.3
Computer software and hardware	16.5	12.1
Leasehold improvements	4.0	3.5
Buildings and improvements	0.3	0.4
Furniture, fixtures and transportation equipment	0.8	0.7
Construction-in-progress	4.3	0.7
	28.2	19.7
Accumulated depreciation	(8.5)	(0.2)
	$19.7	$19.5

Depreciation expense was $9.1, $0.2 and $4.5 for fiscal year 2012, the period December 22 to December 31, 2011 and the period January 1 to December 21, 2011, respectively. Construction-in-progress mainly consists of investments in the Company's information technology infrastructure.

5. Goodwill and Other Intangible Assets
The change in carrying amount of goodwill for the year ended December 31, 2012 is as follows

Predecessor
Balance at December 31, 2010	$452.2
2010 acquisitions	(1.4)
Effect of exchange rate changes	(0.2)
Balance at December 21, 2011	450.6
Successor
Change in ownership	(450.6)
MacAndrews Acquisition	283.8
Balance at December 31, 2011	283.8
MacAndrews Acquisition	0.8
Effect of exchange rate changes	0.1
Balance at December 31, 2012	$284.7

Harland Financial Solutions, Inc. and Subsidiaries, Harland Financial Solutions Worldwide Limited
and Harland Israel, Limited
Notes to Combined Financial Statements for the Year Ended December 31, 2012, the Period December 22 to
December 31, 2011 (unaudited) and the Period January 1 to December 21, 2011 (unaudited)
(dollars in millions)

Useful lives, gross carrying amounts and accumulated amortization for other intangible assets are as follows:

		Gross Carrying Amount		Accumulated Amortization		Net Carrying Amount
		December 31,		December 31,		December 31,
	Useful Life (in years)	2012	2011	2012	2011	2012	2011
Amortized intangible assets:
Customer relationships	18	$262.0	$262.0	$18.2	$0.5	$243.8	$261.5
Trademarks and tradenames	25	23.0	23.0	0.9	—	22.1	23.0
Software	3 - 6	42.8	37.0	11.0	0.4	31.8	36.6
Total other intangible assets		$327.8	$322.0	$30.1	$0.9	$297.7	$321.1
Amortization expense was $29.3, $0.8 and $21.6 for fiscal year 2012, the period December 22 to December 31, 2011 and the period January 1 to December 21, 2011, respectively. Amortization expense includes amortization of software of $10.7, $0.3 and $6.8 for fiscal year 2012, the period December 22 to December 31, 2011 and the period January 1 to December 21, 2011, respectively.
The weighted average amortization period for all amortizable intangible assets recorded in connection with the MacAndrews Acquisition was 17.1 years. The weighted average amortization period for each major class of amortizable intangible assets recorded in connection with the MacAndrews Acquisition was as follows: customer relationships - 18 years, trademarks and tradenames - 25 years and software - 6 years.
Estimated aggregate amortization expense for intangible assets through December 31, 2017 is as follows:

Year ending December 31, 2013	$28.2
Year ending December 31, 2014	27.1
Year ending December 31, 2015	25.1
Year ending December 31, 2016	21.7
Year ending December 31, 2017	18.7

During 2012, the Company recorded a non-cash impairment charge of $0.1 related to software that was determined to have limited future use. The impairment charge was included in asset impairment charges in the accompanying combined statements of operations.

Harland Financial Solutions, Inc. and Subsidiaries, Harland Financial Solutions Worldwide Limited
and Harland Israel, Limited
Notes to Combined Financial Statements for the Year Ended December 31, 2012, the Period December 22 to
December 31, 2011 (unaudited) and the Period January 1 to December 21, 2011 (unaudited)
(dollars in millions)

6.  Income Taxes
Information pertaining to the Company's loss (income) before income taxes and the applicable (benefit) provision for income taxes is as follows:

	Successor		Predecessor
	Year ended December 31, 2012	December 22 to December 31, 2011	January 1 to December 21, 2011

(Loss) income before income taxes:
Domestic	$(36.4)	$(2.2)	$33.7
Foreign	—	—	—
Total (loss) income before income taxes	$(36.4)	$(2.2)	$33.7
(Benefit) provision for income taxes:
Current:
Federal	$25.4	$0.9	$10.6
State and local	4.1	0.1	2.3
Foreign	0.2	—	0.4
	29.7	1.0	13.3
Deferred:
Federal	(40.3)	(1.7)	0.6
State and local	(4.2)	(0.2)	0.1
Foreign	—	—	—
	(44.5)	(1.9)	0.7
Total (benefit) provision for income taxes	$(14.8)	$(0.9)	$14.0
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

Harland Financial Solutions, Inc. and Subsidiaries, Harland Financial Solutions Worldwide Limited
and Harland Israel, Limited
Notes to Combined Financial Statements for the Year Ended December 31, 2012, the Period December 22 to
December 31, 2011 (unaudited) and the Period January 1 to December 21, 2011 (unaudited)
(dollars in millions)

	December 31, 2012	December 31, 2011
Current:
Prepaid expenses	$1.2	$2.8
Deferred revenues	5.8	(10.5)
Accelerated gain on amendment and extension of credit agreement	1.7	—
Net operating loss carryforwards	0.5	0.5
Accrued expenses and other liabilities	4.2	4.7
Net current deferred tax asset (liability) before valuation allowance	13.4	(2.5)
Valuation allowance	(0.9)	(1.3)
Net current deferred tax asset (liability)	12.5	(3.8)
Long-term:
Property, plant and equipment	(2.4)	(3.7)
Intangible assets	(111.5)	(117.7)
Net operating loss carryforwards	1.5	3.3
Accelerated gain on amendment and extension of credit agreement	5.9	—
Debt fair value adjustments	(17.7)	(32.1)
Deferred financing fees	0.4	1.5
Deferred revenues	6.2	1.6
Other	1.0	3.7
Net long-term deferred tax liability before valuation allowance	(116.6)	(143.4)
Valuation allowance	(1.0)	(1.6)
Net long-term deferred tax liability	(117.6)	(145.0)
Net deferred tax liability	$(105.1)	$(148.8)

At December 31, 2012, the Company had domestic federal net operating loss ("NOL") carryforwards of $1.0, which expire between 2021 and 2023. The federal NOL carryforwards relate to acquisitions and therefore are subject to annual limitations under Internal Revenue Code Section 382, which generally restricts the amount of a corporation's taxable income that can be offset by a taxpayer's NOL carryforwards in taxable years after a change in ownership has occurred.
The Company had domestic state net operating loss carryforwards totaling $0.2 (tax effected), expiring between 2013 and 2020. In addition, the Company had foreign net operating loss carryforwards of $11.4 for Ireland, which have no expiration dates.
The Company has established a valuation allowance for certain federal, state and foreign net operating loss carryforwards. Management believes that, based on a number of factors, the available objective evidence creates uncertainty regarding the utilization of these carryforwards. At December 31, 2012, there was a valuation allowance of $1.9 for such items. The valuation allowance for deferred tax assets decreased by $1.0 during 2012. The decrease in this allowance was primarily due to the utilization of NOLs during the current period for which a valuation was established.

Harland Financial Solutions, Inc. and Subsidiaries, Harland Financial Solutions Worldwide Limited
and Harland Israel, Limited
Notes to Combined Financial Statements for the Year Ended December 31, 2012, the Period December 22 to
December 31, 2011 (unaudited) and the Period January 1 to December 21, 2011 (unaudited)
(dollars in millions)

The effective tax rate varies from the current statutory federal income tax rate as follows:

	Successor		Predecessor
	Year ended December 31, 2012	December 22 to December 31, 2011	January 1 to December 21, 2011

Statutory rate	35.0%	35.0%	35.0%
State and local taxes	4.6%	5.0%	3.7%
Domestic production activities deduction	—	—	(0.9)%
Uncertain tax positions	2.5%	—	1.5%
Effect of state law change	(1.0)%	—	—
Other	(0.4)%	0.9%	2.2%
	40.7%	40.9%	41.5%

Harland Clarke Holdings, M & F Worldwide and another subsidiary of M & F Worldwide entered into a tax sharing agreement in 2005 (the "2005 Tax Sharing Agreement") whereby M & F Worldwide files consolidated federal income tax returns that include the domestic members of the Company, as well as certain other subsidiaries of M & F Worldwide for periods prior to December 21, 2011. Under the 2005 Tax Sharing Agreement, domestic members of the Company made periodic payments to Harland Clarke Holdings. These payments were based on the applicable federal income tax liability that domestic members of the Company would have had for each taxable period if domestic members of the Company had not been included in the M & F Worldwide consolidated group. Similar provisions apply with respect to any foreign, state or local income or franchise tax returns filed by any M & F Worldwide consolidated, combined or unitary group for each period that domestic members of the Company are included in any such group for foreign, state or local tax purposes. Effective December 21, 2011, the 2005 Tax Sharing Agreement was amended and restated to incorporate MacAndrews as the common parent (the "2011 Tax Sharing Agreement"). For the periods beginning on or after December 22, 2011, MacAndrews will file consolidated federal income tax returns that include domestic members of the Company, as well as certain other subsidiaries of MacAndrews. The terms of the 2011 Tax Sharing Agreement are consistent with the terms of the 2005 Tax Sharing Agreement.
A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

	Successor		Predecessor
	Year ended December 31, 2012	December 22 to December 31, 2011	January 1 to December 21, 2011

Balance at beginning of period	$2.2	$2.2	$1.5
Additions based on tax positions related to the current year	—	—	—
Additions for tax positions for prior years	—	—	0.7
Reductions for tax positions for prior years	(0.3)	—	—
Settlements	—	—	—
Balance at end of period	$1.9	$2.2	$2.2
Of the amounts reflected in the table above at December 31, 2012, there was $1.9 of tax benefits that, if recognized in 2012, would have reduced the Company's annual effective tax rate. The Company had accrued interest and penalties of $0.4 and $0.6 as of December 31, 2012 and 2011, respectively. The Company records both accrued interest and penalties related to income tax matters, which is not significant, in the provision for income taxes in the accompanying combined statements of operations. The Company does not expect its unrecognized tax benefits to change significantly over the next 12 months.
The Company is subject to taxation in the United States and various state and foreign jurisdictions. The statute of limitations for the federal and state tax returns of the affiliated group of M & F Worldwide or MacAndrews, as the case may be, and subsidiaries, including in each case Harland Financial Solutions, for the tax years 2009 through 2012 generally remain open. In addition, open tax years related to foreign jurisdictions remain subject to examination but are not considered material. The Company has recently been notified that the Internal Revenue Service has selected to examine the affiliated group of M & F Worldwide and subsidiaries for the tax year ended December 21, 2011.

Harland Financial Solutions, Inc. and Subsidiaries, Harland Financial Solutions Worldwide Limited
and Harland Israel, Limited
Notes to Combined Financial Statements for the Year Ended December 31, 2012, the Period December 22 to
December 31, 2011 (unaudited) and the Period January 1 to December 21, 2011 (unaudited)
(dollars in millions)

7. Defined Contribution Retirement Plan
The Company participates in a defined contribution retirement plan sponsored by Harland Clarke Holdings whereby it generally matches employee contributions up to 4% of base wages. Contributions to the plan totaled $3.7, $0.0 and $3.6 for fiscal year 2012, the period December 22 to December 31, 2011 and the period January 1 to December 21, 2011, respectively.
8. Long-Term Debt

	December 31, 2012		December 31, 2011
$1,900.0 Senior Secured Credit Facilities:
Extended Term Loans due 2017		$197.0	$—
Non-Extended Term Loans due 2014		222.9	538.5
Total $1,900.0 Senior Secured Credit Facilities		419.9	538.5
9.75% Senior Secured Notes due 2018		72.0	—
Unamortized original issue discount and acquisition accounting-related fair value discount		(47.9)	(82.3)
		444.0	456.2
Less: current maturities		(23.6)	(5.8)
Long-term debt, net of current maturities	$`	420.4	$450.4

Harland Financial Solutions is a Co-Borrower of Harland Clarke Holdings' debt as described below. Accordingly, a portion of the debt has been recorded by Harland Financial Solutions as presented above. Harland Clarke Holdings determined the amount of debt to be recorded by Harland Financial Solutions based on a review of qualitative and quantitative factors including Harland Financial Solutions' valuation relative to the other co-borrowers, its capacity to service the debt and anticipated financial performance.
$1,900.0 Senior Secured Credit Facilities
Extended Term Loans
On July 24, 2012, an amendment (the "Amendment") entered into on May 10, 2012 by the Co-Borrowers (as defined hereinafter) to the credit agreement dated as of April 4, 2007 (the "Credit Agreement") became effective, thereby extending the maturity of $973.0 of term loans ($298.1 of which was recorded by Harland Financial Solutions) under the Credit Agreement (the "Extended Term Loans") from June 2014 to June 2017 (subject to a springing maturity 90 days prior to the maturity date of Harland Clarke Holdings' 2015 Senior Notes (as defined hereinafter) if such notes have not been repaid, extended or refinanced). The effectiveness of the Amendment was conditioned on, among other customary conditions, the repayment of $280.2 of the Extended Term Loans ($85.9 of which was recorded by Harland Financial Solutions), which repayment was made with net proceeds from the issuance of the 2018 Senior Secured Notes (as defined hereinafter) and cash on hand. After giving effect to such repayment and the effectiveness of the Amendment, there were $692.8 of Extended Term Loans outstanding ($212.3 of which was recorded by Harland Financial Solutions) and $729.0 of non-extended term loans ($223.4 of which was recorded by Harland Financial Solutions) (the "Non-Extended Term Loans") outstanding. The Co-Borrowers are required to repay the Extended Term Loans in equal quarterly installments in aggregate annual amounts equal to 10% of the original extended amount after giving effect to the $280.2 prepayment thereof required as a condition precedent to the effectiveness of the Amendment. The Amendment also includes several covenants in addition to those covenants in the Credit Agreement. The weighted average interest rate on the principal amount of Extended Term Loans outstanding was 5.5% at December 31, 2012.

Harland Financial Solutions, Inc. and Subsidiaries, Harland Financial Solutions Worldwide Limited
and Harland Israel, Limited
Notes to Combined Financial Statements for the Year Ended December 31, 2012, the Period December 22 to
December 31, 2011 (unaudited) and the Period January 1 to December 21, 2011 (unaudited)
(dollars in millions)

The Extended Term Loans bear, at the Borrower's option, interest at:

•	A rate per annum equal to the higher of (a) the prime rate of Credit Suisse and (b) the Federal Funds rate plus 0.50%, in each case plus an applicable margin of 4.25% per annum; or
•A rate per annum equal to a reserve-adjusted LIBOR rate, plus an applicable margin of 5.25% per annum.
Non-Extended Term Loans
On April 4, 2007, Harland Clarke Holdings (the "Borrower") and substantially all of its domestic subsidiaries, including Harland Financial Solutions (together with the Borrower, the "Co-Borrowers") entered into the Credit Agreement. The Credit Agreement provides for a $1,800.0 senior secured term loan ($575.0 of which was recorded by Harland Financial Solutions) (the "Term Loan"), which was fully drawn at closing on May 1, 2007 and was to mature on June 30, 2014 with respect to the Non-Extended Term Loans. The Co-Borrowers are required to repay the Non-Extended Term Loans in equal quarterly installments in aggregate annual amounts equal to 1% of the original principal amount multiplied by the ratio of Non-Extended Term Loans outstanding on the effective date of the Amendment to the total Non-Extended Term Loans and Extended Term Loans outstanding on the effective date of the Amendment prior to giving effect to the prepayment required as a condition precedent to the effectiveness of the Amendment. In addition, the Credit Agreement requires that a portion of excess cash flow be applied to prepay amounts borrowed, as further described below. The Credit Agreement also provides for a $100.0 revolving credit facility (the "Revolver") that was to mature on June 28, 2013. The Revolver includes an up to $60.0 subfacility in the form of letters of credit and an up to $30.0 subfacility in the form of short-term swing line loans. The weighted average interest rate on the principal amount of Non-Extended Term Loans outstanding was 2.7% at December 31, 2012. As of December 31, 2012, there were no outstanding borrowings under the Revolver and there was $92.2 available for borrowing by Harland Clarke Holdings (giving effect to the issuance of $7.8 of letters of credit). The Revolver was terminated on February 20, 2013 upon the execution of a new revolving credit facility. See Note 16 for a discussion of the new revolving credit facility.
Under certain circumstances, the Co-Borrowers are permitted to incur additional term loan and/or revolving credit facility indebtedness in an aggregate principal amount of up to $250.0. In addition, the terms of the Credit Agreement, the 2015 Senior Notes (as defined hereinafter), and the 2018 Senior Secured Notes (as defined hereinafter) allow the Co-Borrowers to incur substantial additional debt.
The Non-Extended Term Loans bear, at the Borrower's option, interest at:

•
A rate per annum equal to the higher of (a) the prime rate of Credit Suisse and (b) the Federal Funds rate plus 0.50%, in each case plus an applicable margin of 1.50% per annum for revolving loans and for term loans; or

•	A rate per annum equal to a reserve-adjusted LIBOR rate, plus an applicable margin of 2.50% per annum for revolving loans and for term loans.
The Credit Agreement has a commitment fee of 0.50% for the unused portion of the Revolver and a weighted average commitment fee of 2.51% for issued letters of credit. Interest rate margins and commitment fees under the Revolver are subject to reduction in increments based upon achieving certain consolidated leverage ratios.
Harland Clarke Holdings and each of its existing and future domestic subsidiaries, including Harland Financial Solutions, other than unrestricted subsidiaries (of which there are none as of December 31, 2012), certain immaterial subsidiaries, subsidiaries that do not guarantee other debt of Harland Clarke Holdings and subject to certain other exceptions, are guarantors and in some instances may also be co-borrowers under the Credit Agreement. In addition, Harland Clarke Holdings' direct parent, CA Acquisition Holdings, Inc., is a guarantor under the Credit Agreement. Harland Financial Solutions Worldwide Limited and Harland Israel, Limited are not guarantors or co-borrowers under the Credit Agreement. The senior secured credit facilities are secured by a perfected first priority security interest in substantially all of Harland Clarke Holdings, each of the co-borrowers' and the guarantors' tangible and intangible assets and equity interests (other than voting stock in excess of 65.0% of the outstanding voting stock of each direct foreign subsidiary and certain other excluded property).

Harland Financial Solutions, Inc. and Subsidiaries, Harland Financial Solutions Worldwide Limited
and Harland Israel, Limited
Notes to Combined Financial Statements for the Year Ended December 31, 2012, the Period December 22 to
December 31, 2011 (unaudited) and the Period January 1 to December 21, 2011 (unaudited)
(dollars in millions)

The Credit Agreement contains customary affirmative and negative covenants including, among other things, restrictions on indebtedness, liens, mergers and consolidations, sales of assets, loans, acquisitions, restricted payments, transactions with affiliates, dividends and other payment restrictions affecting subsidiaries and sale-leaseback transactions. The Credit Agreement requires Harland Clarke Holdings to maintain a maximum consolidated leverage ratio solely for the benefit of lenders under the Revolver. The Co-Borrowers have the right to prepay the term loans at any time without premium or penalty, subject to certain breakage costs, and also reduce any unutilized portion of the Revolver at any time, in minimum principal amounts set forth in the Credit Agreement. The term loans are required to be prepaid with 50% of excess cash flow (as defined in the Credit Agreement, with certain reductions set forth in the Credit Agreement, based on achievement and maintenance of leverage ratios) and 100% of the net proceeds of certain issuances, offerings or placements of debt obligations of the Borrower or any of its subsidiaries (other than permitted debt). Each such prepayment will be applied first to the next eight unpaid quarterly amortization installments on the term loans and second to the remaining amortization installments on the term loans on a pro rata basis. No such excess cash flow payment is required in 2013 with respect to 2012. Excess cash flow payments of $12.5 and $3.5 were paid by Harland Financial Solutions in March 2012 and 2011, respectively, for 2011 and 2010, respectively. No such excess cash flow payments were required in 2010 and 2009. Under the terms of the Credit Agreement such excess cash flow payments were applied against other mandatory payments due in the same year of the excess cash flow payment.
The Credit Agreement also contains certain customary affirmative covenants and events of default. Such events of default include, but are not limited to: non-payment of amounts when due; violation of covenants; material inaccuracy of representations and warranties; cross default and cross acceleration with respect to other material debt; bankruptcy and other insolvency events; certain ERISA events; invalidity of guarantees or security documents; and material judgments. Some of these events of default allow for grace periods.
If a change of control of Harland Clarke Holdings (as defined in the Credit Agreement) occurs, Harland Clarke Holdings will be required to make an offer to prepay all outstanding term loans under the Credit Agreement at 101% of the outstanding principal amount thereof plus accrued and unpaid interest, and lenders holding a majority of the revolving credit commitments may elect to terminate the revolving credit commitments in full. Harland Clarke Holdings is also required to offer to prepay outstanding term loans at 100% of the principal amount to be prepaid, plus accrued and unpaid interest, with the proceeds of certain asset sales under certain circumstances.
9.75% Senior Secured Notes due 2018
On July 24, 2012, Harland Clarke Holdings and Harland Clarke Corp., Harland Financial Solutions, Scantron Corporation and Checks in the Mail, Inc. (together, the "Co-Issuers") issued $235.0 ($72.0 of which was recorded by Harland Financial Solutions) aggregate principal amount of 9.75% Senior Secured Notes due 2018 (the "2018 Senior Secured Notes"). The net proceeds from the issue, together with cash on hand, were used to repay $280.2 aggregate principal amount of outstanding Extended Term Loans under the Credit Agreement.
The 2018 Senior Secured Notes were issued pursuant to an indenture, dated as of July 24, 2012 (the "2018 Senior Secured Notes Indenture"), among Harland Clarke Holdings, the Co-Issuers, certain of Harland Clarke Holdings other domestic subsidiaries, that guarantee the 2018 Senior Secured Notes (the "Guarantors") and Wells Fargo Bank, National Association, as trustee and collateral agent (the "Trustee"). Harland Financial Solutions Worldwide Limited and Harland Israel, Limited are not Guarantors or Co-Issuers under the 2018 Senior Secured Notes Indenture. The Guarantors have guaranteed (the "Guarantees") Harland Clarke Holdings' and Co-Issuers' obligations under the 2018 Senior Secured Notes and the 2018 Senior Secured Notes Indenture on a senior secured basis. The 2018 Senior Secured Notes and the Guarantees are secured pursuant to a Security Agreement, dated as of July 24, 2012, by and among Harland Clarke Holdings, the Co-Issuers, the Guarantors and Wells Fargo Bank, National Association, as collateral trustee (the "Collateral Trustee") and a Collateral Trust Agreement, dated as of July 24, 2012, by and among Harland Clarke Holdings, certain subsidiaries of Harland Clarke Holdings named therein, Credit Suisse AG, Cayman Islands branch, as credit agreement collateral agent, and Wells Fargo Bank, National Association, as trustee and as collateral trustee.
The 2018 Senior Secured Notes mature on August 1, 2018. The 2018 Senior Secured Notes bear interest at a rate of 9.75% per annum, payable on each of February 1 and August 1 to holders of record at the close of business on the immediately preceding January 15 and July 15 of each year.

Harland Financial Solutions, Inc. and Subsidiaries, Harland Financial Solutions Worldwide Limited
and Harland Israel, Limited
Notes to Combined Financial Statements for the Year Ended December 31, 2012, the Period December 22 to
December 31, 2011 (unaudited) and the Period January 1 to December 21, 2011 (unaudited)
(dollars in millions)

The 2018 Senior Secured Notes are senior secured obligations of Harland Clarke Holdings and the Co-Issuers, including Harland Financial Solutions, and the Guarantees are senior secured obligations of the Guarantors. The 2018 Senior Secured Notes and the Guarantees rank as follows: (i) secured on a first-priority basis, equally and ratably with all obligations of Harland Clarke Holdings', the Co-Issuers and the Guarantors that are secured by pari passu liens on the collateral, including their existing senior secured credit facilities; (ii) effectively junior to all of Harland Clarke Holdings', Co-Issuers' and the Guarantors' obligations under any future asset-based revolving credit facility to the extent of the value of the current asset collateral held by the Company, the Co-Issuers and the Guarantors; (iii) structurally subordinated to any existing and future indebtedness and other liabilities of any existing and future subsidiaries of Harland Clarke Holdings that are not Guarantors; (iv) pari passu in right of payment with all of the existing and future senior indebtedness of Harland Clarke Holdings, the Co-Issuers and the Guarantors and effectively senior to the extent of the value of the collateral to any future unsecured indebtedness of Harland Clarke Holdings, the Co-Issuers and the Guarantors that is secured by liens on the collateral that are junior to the liens securing the Senior Secured Notes and the Guarantees or that is unsecured; and (v) senior in right of payment to any existing and future subordinated indebtedness of Harland Clarke Holdings, the Co-Issuers and the Guarantors.
The 2018 Senior Secured Notes and the Guarantees are secured on a first-priority basis, equally and ratably with the indebtedness under the Credit Agreement, by substantially all of Harland Clarke Holdings', the Co-Issuers' and the Guarantors' assets, subject to certain exceptions and permitted liens.
Beginning with the fiscal year ending December 31, 2013, if Harland Clarke Holdings' secured leverage ratio exceeds 3.25 for 2013 and 3.00 for 2014 and after, Harland Clarke Holdings will be required to offer to purchase an amount of the 2018 Senior Secured Notes equal to the greater of (1) $15.0 and (2) 50% of its excess cash flow for the applicable period, less any voluntary prepayments of 2018 Senior Secured Notes or credit facility indebtedness and certain mandatory prepayments made during the applicable period and subject to certain other exceptions, at a purchase price equal to 100% of the principal amount of the 2018 Senior Secured Notes, plus accrued and unpaid interest and additional interest. Upon the occurrence of a change of control of Harland Clarke Holdings or if Harland Clarke Holdings sells certain assets, Harland Clarke Holdings may be required to make an offer to purchase the 2018 Senior Secured Notes at certain specified prices.
The 2018 Senior Secured Notes Indenture contains covenants that, among other things, limit Harland Clarke Holdings', the Co-Issuers', including the Company, and the Guarantors' ability to (i) incur or guarantee additional indebtedness or issue preferred stock; (ii) grant liens on assets; (iii) pay dividends or make distributions to stockholders; (iv) repurchase or redeem capital stock or subordinated indebtedness; (v) make investments or acquisitions; (vi) enter into sale/leaseback transactions; (vii) incur restrictions on the ability of Harland Clarke Holdings' subsidiaries to pay dividends or to make other payments to Harland Clarke Holdings; (viii) enter into transactions with Harland Clarke Holdings' affiliates; (ix) merge or consolidate with other companies or transfer all or substantially all assets; and (x) transfer or sell assets. These covenants are subject to important exceptions and qualifications. The 2018 Senior Secured Notes Indenture contains affirmative covenants and events of default that are customary for indentures governing high-yield debt securities.
Senior Notes due 2015
On May 1, 2007, Harland Clarke Holdings issued $305.0 aggregate principal amount of Senior Floating Rate Notes due 2015 (the "Floating Rate Notes") and $310.0 aggregate principal amount of 9.50% Senior Fixed Rate Notes due 2015 (the "Fixed Rate Notes" and, together with the Floating Rate Notes, the "2015 Senior Notes"). The 2015 Senior Notes mature on May 15, 2015. The Fixed Rate Notes bear interest at a rate per annum of 9.50%, payable on May 15 and November 15 of each year. The Floating Rate Notes bear interest at a rate per annum equal to the Applicable LIBOR Rate (as defined in the indenture governing the 2015 Senior Notes (the "2015 Senior Notes Indenture")), subject to a floor of 1.25%, plus 4.75%, payable on February 15, May 15, August 15 and November 15 of each year. The Senior Notes are unsecured and are therefore effectively subordinated to all of Harland Clarke Holdings' senior secured indebtedness, including outstanding borrowings under the Credit Agreement and the 2018 Senior Secured Notes. Harland Clarke Holdings and each of its existing subsidiaries, including Harland Financial Solutions, other than unrestricted subsidiaries (of which there are none as of December 31, 2012) and certain immaterial subsidiaries and certain other exceptions, are guarantors and in some instances may also be co-issuers under the 2015 Senior Notes. Harland Financial Solutions Worldwide Limited and Harland Israel, Limited are not guarantors or co-issuers under the 2015 Senior Notes. None of the 2015 Senior Notes were recorded by Harland Financial Solutions.

Harland Financial Solutions, Inc. and Subsidiaries, Harland Financial Solutions Worldwide Limited
and Harland Israel, Limited
Notes to Combined Financial Statements for the Year Ended December 31, 2012, the Period December 22 to
December 31, 2011 (unaudited) and the Period January 1 to December 21, 2011 (unaudited)
(dollars in millions)

The 2015 Senior Notes Indenture contains customary restrictive covenants, including, among other things, restrictions on Harland Clarke Holdings' ability to incur additional debt, pay dividends and make distributions, make certain investments, repurchase stock, incur liens, enter into transactions with affiliates, enter into sale and lease back transactions, merge or consolidate and transfer or sell assets. Harland Clarke Holdings must offer to repurchase all of the 2015 Senior Notes upon the occurrence of a "change of control," as defined in the 2015 Senior Notes Indenture, at a purchase price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest. Harland Clarke Holdings must also offer to repurchase the 2015 Senior Notes with the proceeds from certain sales of assets, if it does not apply those proceeds within a specified time period after the sale, at a purchase price equal to 100% of their aggregate principal amount, plus accrued and unpaid interest.
Loss on Early Extinguishment of Debt
In connection with the repayment of $85.9 of the Extended Term Loans in the third quarter of 2012 upon the effectiveness of the Amendment, the Company recorded a loss on early extinguishment of debt of $10.7 resulting from the write-off of unamortized acquisition accounting-related fair value discount.
9. Derivative Financial Instruments
Interest Rate Hedges
The Company used a hedge transaction, which was accounted for as a cash flow hedge, to limit the Company's risk on a portion of its variable-rate debt.
During September 2009, Harland Clarke Holdings entered into an interest rate derivative transaction in the form of a three-year interest rate swap with a notional amount of $250.0, which became effective on September 30, 2009 and expired on September 30, 2012. This hedge swapped the underlying variable rate for a fixed rate of 2.140%. Since the swap applied to debt recorded by the Company, the hedge was recorded by the Company.
The following presents the fair value of this derivative instrument and the classification in the combined balance sheet.

Derivative Designated as Cash Flow Hedging Instrument:	Balance Sheet Classification	December 31, 2011
Interest rate swap	Other current liabilities	$2.7

Fair value of the interest rate swap was based on forward-looking interest rate curves as provided by the counterparty, adjusted for the Company's credit risk.
This derivative instrument was ineffective during fiscal year 2012, and had no ineffective portions during the period December 22 to December 31, 2011 and had no ineffective portions during the period January 1 to December 21, 2011. The following presents the effect of the derivative instrument (effective and ineffective portion) on other comprehensive income and amounts reclassified from accumulated other comprehensive income into interest expense.

	Successor		Predecessor
	Year ended December 31, 2012	December 22 to December 31, 2011	January 1 to December 21, 2011

Interest Rate Swap:
Loss recognized in other comprehensive income (effective portion)	$—	$0.1	$1.0
Loss reclassified from other comprehensive income into interest expense (effective portion)	0.1	—	3.5
Loss recognized in interest expense (ineffective portion)	0.4	—	—

Harland Financial Solutions, Inc. and Subsidiaries, Harland Financial Solutions Worldwide Limited
and Harland Israel, Limited
Notes to Combined Financial Statements for the Year Ended December 31, 2012, the Period December 22 to
December 31, 2011 (unaudited) and the Period January 1 to December 21, 2011 (unaudited)
(dollars in millions)

The following presents the balances and net changes in the accumulated other comprehensive income related to this derivative instrument, net of income taxes:

	Successor		Predecessor
Balances and Net Changes:	Year ended December 31, 2012	December 22 to December 31, 2011	January 1 to December 21, 2011
Balance at beginning of period	$0.1	$2.3	$3.8
Change in ownership	—	(2.3)	—
Loss reclassified from accumulated other comprehensive income into interest expense, net of taxes of $-, $- and $1.4	(0.1)	—	(2.1)
Net change in fair value of interest rate swaps (effective portion), net of taxes of $-, $- and $0.4	—	0.1	0.6
Balance at end of period	$—	$0.1	$2.3
10.  Fair Value Measurement
Recurring Fair Value Measurements
Fair value of the liability for contingent consideration related to business combinations is estimated utilizing a discounted cash flow analysis. The analysis considers, among other things, estimates of future revenues and the timing of expected future contingent consideration payments.
The following table presents the Company's liability for contingent consideration related to business combinations measured at fair value on a recurring basis using significant unobservable inputs (Level 3):

	2,012		2,011
Balance at beginning of period		$0.6	$2.8
Businesses acquired in 2010		—	(1.5)
Net changes in fair value		(0.6)	(0.7)
Payment on contingent consideration arrangement		—	—
Balance at end of period	$`	—	$0.6

Fair Value of Financial Instruments
Most of the Company's clients are in the financial services industry. The Company performs ongoing credit evaluations of its clients and maintains allowances for potential credit losses. The Company does not generally require collateral. Actual losses and allowances have been within management's expectations.
The carrying amounts for cash and cash equivalents, trade accounts receivable, accounts payable and accrued liabilities approximate fair value. The estimated fair value of long-term debt is determined by Level 2 inputs and is based primarily on quoted market prices for the same or similar issues as of the measurement date. The estimated fair value of long-term debt at December 31, 2012 and 2011 was approximately $465.0 and $459.1, respectively. The carrying value of long-term debt at December 31, 2012 and 2011 was $444.0 and $456.2, respectively.
As described in Note 3, the carrying value of the Company's long-term debt was adjusted to fair value as of the date of the MacAndrews Acquisition.

Harland Financial Solutions, Inc. and Subsidiaries, Harland Financial Solutions Worldwide Limited
and Harland Israel, Limited
Notes to Combined Financial Statements for the Year Ended December 31, 2012, the Period December 22 to
December 31, 2011 (unaudited) and the Period January 1 to December 21, 2011 (unaudited)
(dollars in millions)

11. Investments
Equity Method Investment
During the fourth quarter of 2012, Harland Clarke Holdings purchased certain equity securities of Transactis, Inc. ("Transactis"), a privately held company, representing a 15.5% ownership interest for $7.0 in cash. Harland Clarke Holdings assigned the equity securities to Harland Financial Solutions on December 31, 2012. The Company accounts for this investment using the equity method (see Note 2) due to its ability to influence operating and financial matters of Transactis through Harland Clarke Holdings' representation on the Transactis board of directors and certain rights under the terms of the stock purchase agreement. The assets, liabilities and results of operations were not significant to the Company's financial position or results of operations in 2012.
12.  Restructuring
During 2009, the Company initiated a multi-year plan to reorganize certain operations and sales and support functions. The plan, which was completed in 2011, focused on moving from a product-centric organization to a functional organization in order to enhance customer support. During 2012, the Company adopted a plan to realize additional cost savings by eliminating certain selling, general and administrative expenses.
The following table details the Company's restructuring accruals for 2012 and 2011:

	Beginning Balance	Expensed	Paid in Cash	Non-cash Utilization	Ending Balance
Successor:
Year ended December 31, 2012:
Severance and severance-related	$—	$0.6	$(0.5)	$—	$0.1
Facilities and other costs	1.5	(0.2)	(0.3)	0.3	1.3
Total	$1.5	$0.4	$(0.8)	$0.3	$1.4

Predecessor:
Year ended December 31, 2011:
Severance and severance-related	$0.1	$0.3	$(0.4)	$—	$—
Facilities and other costs	2.2	0.1	(0.8)	—	1.5
Total	$2.3	$0.4	$(1.2)	$—	$1.5

Note: Successor period amounts have not been bifurcated for the year ended December 31, 2011 in this table due to the insignificance of amounts applicable to the Successor period.
13.  Commitments and Contingencies
Lease and Purchase Commitments
The Company leases property, equipment and vehicles under operating leases that expire at various dates through 2019.
Certain leases contain renewal options for one- to five-year periods. Rental payments are typically fixed over the initial term of the lease and usually contain escalation factors for the renewal term. At December 31, 2012, future minimum lease payments under non-cancelable operating leases with terms of one year or more are as follows:

2013	$6.9
2014	6.4
2015	5.5
2016	4.6
2017	3.3
Thereafter	2.9

Harland Financial Solutions, Inc. and Subsidiaries, Harland Financial Solutions Worldwide Limited
and Harland Israel, Limited
Notes to Combined Financial Statements for the Year Ended December 31, 2012, the Period December 22 to
December 31, 2011 (unaudited) and the Period January 1 to December 21, 2011 (unaudited)
(dollars in millions)

Minimum annual rental payments in the above table have not been reduced by minimum sublease rentals of $0.1.
Total operating lease expense, excluding operating lease expense included in restructuring costs was $8.6, $0.3 and $8.1 for fiscal year 2012, the period December 22 to December 31, 2011 and the period January 1 to December 21, 2011, respectively.
Other
Various legal proceedings, claims and investigations are pending against the Company, including those relating to commercial transactions, intellectual property matters and other matters. Certain of these matters are covered by insurance, subject to deductibles and maximum limits. In the opinion of management based upon the information available at this time, the outcome of the matters referred to above will not have a material adverse effect on the Company's combined financial position or results of operations.
14.  Transactions with Related Parties
Receivable from and Payable to Parent
The Company's Parent has a practice to sweep cash accounts of the Company's domestic operations on a daily basis and maintain cash for the Company's operations. The Parent funds the Company's payroll, accounts payable, taxes and other cash requirements.
The receivable from and payable to Parent is unsecured, non-interest bearing and has no specified terms of repayment.
Allocation of Parent Company Costs
Harland Clarke Holdings has certain functions and processes that are performed as a shared service for certain of its operating subsidiaries, including the Company. Costs associated with these shared services have been allocated to the Company based on revenues or FTE's (full time employees) depending on the nature of the shared service. Allocated costs include certain treasury; payroll, compensation and benefits; financial systems; corporate tax and audit costs. The total costs for such shared services allocated to the Company were $1.8, $0.0 and $1.7 for the year ended December 31, 2012, the period December 22 to December 31, 2011 and the period January 1, 2011 to December 21, 2011, respectively. Allocated costs from Parent are included in selling, general and administrative expenses in the accompanying combined statements of operations.
Other
Harland Financial Solutions made net payments to Harland Clarke Holdings of $18.4 and $27.0 in 2012 and 2011, respectively, related to the tax sharing agreements discussed in Note 6. These amounts are included in the supplemental disclosure of cash paid for income taxes, net of refunds in the accompanying combined statements of cash flows.
Harland Financial Solutions had a net receivable of $0.3 and $10.4 at December 31, 2012 and 2011, respectively, related to the tax sharing agreements discussed in Note 6. This amount is included in income taxes receivable in the accompanying combined balance sheets.
15.  Significant Customers
The Company's top 5 clients accounted for approximately 3% and 2% of the Company's combined net revenues during fiscal years 2012 and 2011, respectively.
16.  Subsequent Events
The Company has evaluated subsequent events through July 3, 2013, the date which the financial statements were available to be issued.
Effectiveness of Revolving Credit Facility due 2018
On February 20, 2013, Harland Clarke Holdings terminated the Revolver and along with certain of its domestic subsidiaries, as co-borrowers, including Harland Financial Solutions, and its direct parent, CA Acquisition Holdings, Inc. and certain of its other domestic subsidiaries as guarantors, entered into a senior secured asset based revolving credit facility (the "Revolving Facility") with Citibank, N.A., as administrative agent and collateral agent. Harland Financial Solutions Worldwide Limited and Harland Israel, Limited are not guarantors or co-borrowers under the Revolving Facility. The Revolving Facility provides for a facility equal to the lesser of $80.0 and a calculated borrowing base consisting of:

•	85% of eligible receivables less unearned revenue of Harland Clarke Holdings; plus

Harland Financial Solutions, Inc. and Subsidiaries, Harland Financial Solutions Worldwide Limited
and Harland Israel, Limited
Notes to Combined Financial Statements for the Year Ended December 31, 2012, the Period December 22 to
December 31, 2011 (unaudited) and the Period January 1 to December 21, 2011 (unaudited)
(dollars in millions)

•
the lesser of (i) 85% of the orderly liquidation value of eligible inventory and (ii) 70% of eligible inventory (in each case, at the lower of book value and market, in each case of Harland Clarke Holdings); minus

•	eligibility reserves of Harland Clarke Holdings in effect at the time.
The borrowing base for Harland Clarke Holdings at closing, based on December 31, 2012 balances, was $56.6. The Revolving Facility includes an up to $30.0 subfacility for letters of credit and an up to $10.0 subfacility in the form of short-term swingline loans.
Borrowings and other obligations under the Revolving Facility are guaranteed by CA Acquisition Holdings, Inc., Harland Clarke Holdings Corp. and certain of its domestic subsidiaries, including Harland Financial Solutions, and secured by a lien on substantially all of the assets of such loan parties, including inventory, receivables, equipment, intellectual property and real property. The obligations under the Revolving Facility are secured by a first priority lien on inventory, receivables, payment intangibles and other current assets and other assets arising therefrom and proceeds thereof and second priority liens on the remaining collateral, subject to the first priority liens securing Harland Clarke Holdings' Non-Extended Term Loans, Extended Term Loans and 2018 Senior Secured Notes.
The Revolving Facility will terminate on February 20, 2018, with springing maturities 91 days prior to the scheduled maturity date of Harland Clarke Holdings' Non-Extended Term Loans, Extended Term Loans and 2015 Senior Notes, all of which mature prior to the termination date of this Revolving Facility.
Borrowings against the Revolving Facility will be, at Harland Clarke Holdings option:

•
A LIBOR rate borrowing, bearing interest at a rate per annum equal to a reserve-adjusted LIBOR rate, plus an applicable margin ranging from 1.75% to 2.25% per annum based on the average excess availability for the prior fiscal quarter; or

•	An Alternate Base Rate ("ABR") borrowing, bearing interest at a rate per annum equal to the greatest of:

•	The prime rate of CitiBank;

▪	Federal Funds Effective Rate plus 0.5%; and

▪	LIBOR rate for a one-month interest period plus 1%,
plus an applicable margin ranging from 0.75% to 1.25% per annum based on the average excess availability for the prior fiscal quarter.
The Revolving Facility has a commitment fee of 0.5% per annum if the average utilization of the Revolving Facility for the preceding fiscal quarter is less than 50% of the total commitments and 0.375% per annum if the average utilization for the preceding fiscal quarter is greater than or equal to 50% of the total commitments.
The Revolving Facility contains covenants that, among other things, limit the ability of Harland Clarke Holdings and its subsidiaries, including Harland Financial Solutions, to (i) incur or guarantee additional indebtedness or capitalized lease obligations, or issue disqualified or preferred stock; (ii) grant liens on assets; (iii) transfer or sell assets; (iv) pay dividends or make distributions to stockholders; (v) enter into transactions with affiliates; (vi) make investments or acquisitions; (vii) enter into sale/leaseback transactions; (viii) amend certain of Harland Clarke Holdings' indebtedness; (ix) engage in substantially different lines of business; (x) change Harland Clarke Holdings' fiscal year; and (xi) engage in speculative hedging transactions. These covenants are subject to important exceptions and qualifications. The Revolving Facility also contains a fixed charge coverage ratio test that may apply if Harland Clarke Holdings' excess availability falls below specified levels, as well as affirmative covenants and events of default that are customary for such facilities.
New Facility Joinder Agreement to Credit Agreement
On April 26, 2013, Harland Clarke Holdings entered into a New Facility Joinder Agreement to the Credit Agreement under which Harland Clarke Holdings borrowed $750.0 ($228.0 of which was recorded by Harland Financial Solutions) (the "Tranche B-3 Term Loans"). Proceeds of the Tranche B-3 Term Loans were used to repay, in full, together with all interest and fees accrued in respect of, the Non-Extended Term Loans plus other fees and expenses in connection with such refinancing.
The Tranche B-3 Term Loans will mature on May 22, 2018 subject (if the Revolving Facility is terminated and repaid in full) to a springing maturity 90 days prior to the maturity of the 2015 Senior Notes if they have not otherwise been repaid, extended or refinanced. Harland Clarke Holdings is required to repay the Tranche B-3 Term Loans in equal quarterly installments in aggregate annual amounts equal to 2.50% of the original amount. In addition, aggregate amortization in respect of all of the Tranche B-3 Term Loans and all other debt sharing liens with such loans (with certain exceptions) must be at least $75.0 per year (subject to certain reductions). Harland Clarke Holdings is currently evaluating the impact of the New Facility

Harland Financial Solutions, Inc. and Subsidiaries, Harland Financial Solutions Worldwide Limited
and Harland Israel, Limited
Notes to Combined Financial Statements for the Year Ended December 31, 2012, the Period December 22 to
December 31, 2011 (unaudited) and the Period January 1 to December 21, 2011 (unaudited)
(dollars in millions)

Joinder Agreement on its consolidated financial position and results of operations.
The Tranche B-3 Term Loans bear, at Harland Clarke Holdings option, interest at:

•
A rate per annum equal to the higher of (a) the prime rate of Credit Suisse and (b) the Federal Funds rate plus 0.50%, in each case plus an applicable margin of 4.50% per annum, provided that the rate before the applicable margin shall not be less than 2.50% per annum; or

•	A rate per annum equal to a reserve adjusted LIBOR rate, plus an applicable margin of 5.50% per annum, provided that the reserve adjusted LIBOR rate shall not be less that 1.50% per annum.
All other terms are substantially the same as the Credit Agreement.
Issue of Additional 2018 Senior Secured Notes
On May 20, 2013, the Issuer and Co-Issuers completed an offering of $50.0 aggregate principal amount of the 2018 Senior Secured Notes (the "Additional Notes") pursuant to the 2018 Senior Secured Notes Indenture and supplemented on February 20, 2013 (as so supplemented, the "Indenture") under which the Issuer and the Co-Issuers previously issued $235.0 aggregate principal amount of the 2018 Senior Secured Notes (the "Original Notes", and together with the Additional Notes, the "Notes"). The Additional Notes were sold at a price of 109.00% plus accrued interest from February 1, 2013. None of the Additional Notes were recorded by Harland Financial Solutions. The Additional Notes will trade as a single series with the Original Notes and will be treated substantially the same as the Original Notes under the Indenture. On June 19, 2013, Harland Clarke Holdings used $50.0 of proceeds from the Additional Notes to repay and retire $50.0 of the Fixed Rate Notes.

Harland Financial Solutions, Inc. and Subsidiaries,
Harland Financial Solutions Worldwide Limited
and
Harland Israel, Limited

__________

Combined Financial Statements

F-1

Harland Financial Solutions, Inc. and Subsidiaries,
Harland Financial Solutions Worldwide Limited and
Harland Israel, Limited
Combined Balance Sheets
(in millions)

	March 31, 2013	December 31, 2012
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$8.8	$7.6
Accounts receivable (net of allowances of $0.4 and $0.4)	37.5	39.1
Receivable from parent	9.1	14.2
Income taxes receivable	0.3	0.3
Deferred tax assets	12.5	12.5
Prepaid expenses	11.8	10.4
Other current assets	1.0	0.9
Total current assets	81.0	85.0
Property, plant and equipment, net	20.1	19.7
Goodwill	284.5	284.7
Other intangible assets, net	292.8	297.7
Other assets	31.8	28.1
Total assets	$710.2	$715.2
LIABILITIES AND BUSINESS EQUITY
Current liabilities:
Accounts payable	$6.6	$8.7
Deferred revenues	86.9	84.9
Current maturities of long-term debt	23.6	23.6
Accrued liabilities:
Salaries, wages and employee benefits	12.7	14.3
Income and other taxes payable	5.8	1.2
Other current liabilities	5.1	6.8
Total current liabilities	140.7	139.5
Long-term debt	413.9	420.4
Deferred tax liabilities	114.9	117.6
Deferred revenues	18.4	15.7
Other liabilities	4.8	9.2
Commitments and contingencies
Business equity:
Paid-in capital	35.4	35.4
Accumulated deficit	(17.9)	(22.9)
Accumulated other comprehensive income	—	0.3
Total business equity	17.5	12.8
Total liabilities and business equity	$710.2	$715.2

See Notes to Combined Financial Statements

F-2

Harland Financial Solutions, Inc. and Subsidiaries,
Harland Financial Solutions Worldwide Limited and
Harland Israel, Limited
Combined Statements of Operations
(in millions)
(unaudited)

	Three Months Ended
	March 31,
	2013	2012
Product revenues, net	$22.0	$15.2
Service revenues, net	55.0	34.5
Total revenues, net	77.0	49.7
Cost of products sold	5.4	4.3
Cost of services provided	25.9	26.3
Total cost of revenues	31.3	30.6
Gross profit	45.7	19.1
Selling, general and administrative expenses (see Note 13)	26.2	28.1
Revaluation of contingent consideration	—	(0.5)
Operating income (loss)	19.5	(8.5)
Interest expense	(11.6)	(12.0)
Loss from equity method investment	(0.2)	—
Income (loss) before income taxes	7.7	(20.5)
Provision (benefit) for income taxes	2.7	(6.7)
Net income (loss)	$5.0	$(13.8)

See Notes to Combined Financial Statements

F-3

Harland Financial Solutions, Inc. and Subsidiaries,
Harland Financial Solutions Worldwide Limited and
Harland Israel, Limited
Combined Statements of Comprehensive Income (Loss)
(in millions)
(unaudited)

	Three Months Ended
	March 31,
	2013	2012
Net income (loss)	$5.0	$(13.8)
Foreign currency translation adjustments	(0.3)	0.2
Less reclassification adjustments for loss on derivative instruments included in net income (loss), net of taxes of $0.0 and $0.0	—	0.1
Total other comprehensive income (loss)	(0.3)	0.3
Comprehensive income (loss)	$4.7	$(13.5)

See Notes to Combined Financial Statements

F-4

Harland Financial Solutions, Inc. and Subsidiaries,
Harland Financial Solutions Worldwide Limited and
Harland Israel, Limited
Combined Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended
	March 31,
	2013	2012
Operating activities
Net income (loss)	$5.0	$(13.8)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	2.0	1.9
Amortization of intangible assets	6.9	7.2
Amortization of debt fair value adjustments, original issue discount and deferred financing fees	5.6	7.5
Revaluation of contingent consideration	—	(0.5)
Deferred income taxes	(2.7)	(10.4)
Changes in operating assets and liabilities:
Accounts receivable	(1.3)	5.0
Prepaid expenses and other assets	(2.9)	(4.4)
Accounts payable and accrued liabilities	(9.8)	(3.6)
Deferred revenues	4.7	24.6
Income and other taxes	4.6	3.0
Other, net	0.4	0.4
Net cash provided by operating activities	12.5	16.9
Investing activities
Capital expenditures	(2.4)	(2.3)
Computer software development	(2.1)	(0.8)
Net cash used in investing activities	(4.5)	(3.1)
Financing activities
Cash inflow from parent	83.6	84.3
Cash outflow to parent	(78.5)	(115.1)
Repayments of credit agreements and other borrowings	(11.9)	(17.0)
Payments for derivative instruments	—	(1.0)
Net cash used in financing activities	(6.8)	(48.8)
Net increase (decrease) in cash and cash equivalents	1.2	(35.0)
Cash and cash equivalents at beginning of period	7.6	40.5
Cash and cash equivalents at end of period	$8.8	$5.5
Supplemental disclosure of cash paid for:
Interest, net of amounts capitalized	$7.7	$4.0
Income taxes, net of refunds	0.5	0.5

See Notes to Combined Financial Statements

F-5

Harland Financial Solutions, Inc. and Subsidiaries,
Harland Financial Solutions Worldwide Limited and
Harland Israel, Limited
Notes to Combined Financial Statements
(dollars in millions)
(unaudited)

1. Description of the Business and Basis of Presentation
Harland Financial Solutions, Inc. ("Harland Financial Solutions") and Subsidiaries, Harland Financial Solutions Worldwide Limited and Harland Israel, Limited (together, the "Company") are each separate, indirect wholly owned subsidiaries of Harland Clarke Holdings Corp. ("Harland Clarke Holdings" or "Parent"). There is no direct controlling financial interest between the three entities. The accompanying financial statements and notes combine the three entities for presentation purposes. The combined financial statements include the accounts of each entity after the elimination of all material intercompany accounts and transactions.
Harland Clarke Holdings is an indirect, wholly owned subsidiary of M & F Worldwide Corp. ("M & F Worldwide"), which is, as of December 21, 2011, an indirect, wholly owned subsidiary of MacAndrews & Forbes Holdings Inc. ("MacAndrews"). MacAndrews is wholly owned by Ronald O. Perelman.
The Company supplies software and services to financial services clients worldwide offering its solutions both in-house and as a service bureau. Services include lending and mortgage compliance and origination applications, risk management solutions, business intelligence solutions, Internet and mobile banking applications, branch automation solutions, self-service solutions, electronic payment solutions and core processing systems, principally targeted at financial institutions, including banks, credit unions and thrifts. The Company supplies software and services to more than 6,000 financial services clients.
Harland Clarke Holdings and each of its existing domestic subsidiaries, including Harland Financial Solutions, other than unrestricted subsidiaries (of which there are none as of March 31, 2013) and certain immaterial subsidiaries, are guarantors and in some instances may also be co-borrowers under the Term Loan and co-issuers under the 2015 Senior Notes and 2018 Senior Secured Notes (as hereinafter defined) (see Note 7). Harland Financial Solutions Worldwide Limited and Harland Israel, Limited are not guarantors, co-borrowers or co-issuers under any of Harland Clarke Holdings' debt, agreements. Harland Clarke Holdings is a holding company and has no significant assets at March 31, 2013 and no operations. The guarantees and the obligations of the subsidiaries of Harland Clarke Holdings are full and unconditional and joint and several, and any subsidiaries of Harland Clarke Holdings other than the subsidiary guarantors and obligors are not significant.
2. Summary of Significant Accounting Policies
Reference is made to the significant accounting policies of the Company described in the notes to the combined financial statements included in the Annual Financial Statements for the year ended December 31, 2012, the period December 22 to December 31, 2011 and the period January 1 to December 21, 2011.
Use of Estimates
The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
Recently Adopted Accounting Guidance
Effective January 1, 2013, the Company adopted amended guidance related to disclosures about offsetting assets and liabilities. The amendment enhances disclosures regarding assets and liabilities that are presented net or gross in the statement of financial position when the right of offset exists, or that are subject to an enforceable master netting arrangement. This amendment affects disclosures only, and therefore adoption did not affect the Company's combined financial position, results of operations or cash flows.
Effective January 1, 2013, the Company adopted amended guidance related to the presentation of amounts reclassified out of accumulated other comprehensive income by component. The amendment requires companies to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income if the amount reclassified is required under United States generally accepted accounting principles ("US GAAP") to be reclassified to net income in its entirety in the same reporting period. For other amounts that are not required under US GAAP to be reclassified in their entirety to net income, companies are required to cross-reference to other disclosures required under US GAAP that provide additional detail about those amounts. This amendment affects presentation only, and therefore adoption did not affect the Company's combined financial position, results of operations or cash flows.

F-6

Harland Financial Solutions, Inc. and Subsidiaries,
Harland Financial Solutions Worldwide Limited and
Harland Israel, Limited
Notes to Combined Financial Statements
(dollars in millions)
(unaudited)

3. Goodwill and Other Intangible Assets
The change in carrying amount of goodwill for the three months ended March 31, 2013 is as follows:

Balance as of December 31, 2012	$284.7
Effect of exchange rate changes	(0.2)
Balance as of March 31, 2013	$284.5

Useful lives, gross carrying amounts and accumulated amortization for other intangible assets are as follows:

		Gross Carrying Amount		Accumulated Amortization		Net Carrying Amount
	Useful Life (in years)	March 31, 2013	December 31, 2012	March 31, 2013	December 31, 2012	March 31, 2013	December 31, 2012
Amortized intangible assets:
Customer relationships	18	$262.0	$262.0	$22.4	$18.2	$239.6	$243.8
Trademarks and tradenames	25	23.0	23.0	1.2	0.9	21.8	22.1
Software	3 - 6	44.9	42.8	13.5	11.0	31.4	31.8
Total other intangible assets		$329.9	$327.8	$37.1	$30.1	$292.8	$297.7

Amortization expense was $6.9 and $7.2 for the three months ended March 31, 2013 and 2012, respectively. Amortization expense includes amortization of software of $2.5 and $2.6 for the three months ended March 31, 2013 and 2012, respectively.
Estimated aggregate amortization expense for intangible assets through December 31, 2017 is as follows:

Nine months ending December 31, 2013	$21.7
Year ending December 31, 2014	27.6
Year ending December 31, 2015	25.8
Year ending December 31, 2016	22.2
Year ending December 31, 2017	18.7

F-7

Harland Financial Solutions, Inc. and Subsidiaries,
Harland Financial Solutions Worldwide Limited and
Harland Israel, Limited
Notes to Combined Financial Statements
(dollars in millions)
(unaudited)

4. Accumulated Other Comprehensive (Loss) Income
The following presents net of tax changes in accumulated other comprehensive (loss) income, by component, during the three months ended March 31, 2013 and 2012:

	Foreign currency translation adjustments	Derivative fair-value adjustments	Total
Three months ended March 31, 2013:
Beginning balance	$0.3	$—	$0.3
Net current period other comprehensive loss	(0.3)	—	(0.3)
Ending balance	$—	$—	$—

Three months ended March 31, 2012:
Beginning balance	$—	$(0.1)	$(0.1)
Other comprehensive income before reclassifications	0.2	—	0.2
Amounts reclassified from accumulated other comprehensive income	—	0.1	0.1
Net current period other comprehensive income	0.2	0.1	0.3
Ending balance	$0.2	$—	$0.2
The following presents amounts reclassified out of accumulated other comprehensive (loss) income, by component, during the three months ended March 31, 2012:

Details about accumulated other comprehensive income components	Affected line in the statement of operations	Three Months Ended March 31, 2012
Derivative fair-value adjustments	Interest expense	$(0.1)
	Provision (benefit) for income taxes	—
	Net income (loss)	$(0.1)
There were no amounts reclassified out of other comprehensive (loss) income during the three months ended March 31, 2013.
5. Defined Contribution Retirement Plan
The Company participates in a defined contribution retirement plan sponsored by Harland Clarke Holdings whereby it generally matches employee contributions up to 4% of base wages. Contributions to the plan totaled $1.1 and $1.2 for the three months ended March 31, 2013 and 2012, respectively.
6. Income Taxes
The Company is subject to taxation in the United States and various state and foreign jurisdictions. The statute of limitations for the federal and state tax returns of the affiliated group of M & F Worldwide or MacAndrews, as the case may be, and subsidiaries, including in each case Harland Financial Solutions, for the tax years 2009 through 2012 generally remain open. In addition, open tax years related to foreign jurisdictions remain subject to examination but are not considered material. The Company has recently been notified that the Internal Revenue Service has selected to examine the affiliated group of M & F Worldwide and subsidiaries for the tax year ended December 21, 2011.
There are no events that have occurred since December 31, 2012 that had a material impact on amounts accrued for the Company's uncertain tax positions.

F-8

Harland Financial Solutions, Inc. and Subsidiaries,
Harland Financial Solutions Worldwide Limited and
Harland Israel, Limited
Notes to Combined Financial Statements
(dollars in millions)
(unaudited)

7. Long-Term Debt

	March 31, 2013	December 31, 2012
$1,900.0 Senior Secured Credit Facilities:
Extended Term Loans due 2017	$187.0	$197.0
Non-Extended Term Loans due 2014	221.0	222.9
Total $1,900.0 Senior Secured Credit Facilities	408.0	419.9
9.75% Senior Secured Notes due 2018	72.0	72.0
Unamortized original issue discount and acquisition accounting-related fair value discount	(42.5)	(47.9)
	437.5	444.0
Less: current maturities	(23.6)	(23.6)
Long-term debt, net of current maturities	$413.9	$420.4
Harland Financial Solutions is a Co-Borrower of Harland Clarke Holdings' debt as described below. Accordingly, a portion of the debt has been recorded by Harland Financial Solutions as presented above. Harland Clarke Holdings determined the amount of debt to be recorded by Harland Financial Solutions based on a review of qualitative and quantitative factors including Harland Financial Solutions' valuation relative to the other co-borrowers, its capacity to service the debt and anticipated financial performance.
Revolving Credit Facility due 2018
On February 20, 2013, Harland Clarke Holdings terminated the Revolver (as defined hereinafter) and along with certain of its domestic subsidiaries, including Harland Financial Solutions, as co-borrowers, and its direct parent, CA Acquisition Holdings, Inc. and certain of its other domestic subsidiaries as guarantors, entered into a senior secured asset based revolving credit facility (the "Revolving Facility") with Citibank, N.A., as administrative agent and collateral agent. Harland Financial Solutions Worldwide Limited and Harland Israel, Limited are not guarantors or co-borrowers under the Revolving Facility. The Revolving Facility provides for a facility equal to the lesser of $80.0 and a calculated borrowing base consisting of:

•	85% of eligible receivables less unearned revenue of Harland Clarke Holdings; plus

•
the lesser of (i) 85% of the orderly liquidation value of eligible inventory and (ii) 70% of eligible inventory (in each case, at the lower of book value and market, in each case of Harland Clarke Holdings); minus

•	eligibility reserves of Harland Clarke Holdings in effect at the time.
The borrowing base for Harland Clarke Holdings at March 31, 2013 was $50.3. The Revolving Facility includes an up to $30.0 subfacility for letters of credit and an up to $10.0 subfacility in the form of short-term swingline loans. As of March 31, 2013, there were no outstanding borrowings under the Revolving Facility and there was $38.5 available for borrowing (giving effect to the issuance of $11.8 of letters of credit).
Borrowings and other obligations under the Revolving Facility are guaranteed by CA Acquisition Holdings, Inc., Harland Clarke Holdings and certain of its domestic subsidiaries, including Harland Financial Solutions, and secured by a lien on substantially all of the assets of such loan parties, including inventory, receivables, equipment, intellectual property and real property. The obligations under the Revolving Facility are secured by a first priority lien on inventory, receivables, payment intangibles and other current assets and other assets arising therefrom and proceeds thereof and second priority liens on the remaining collateral, subject to the first priority liens securing Harland Clarke Holdings' Non-Extended Term Loans, Extended Term Loans and 2018 Senior Secured Notes (each as defined hereinafter).
The Revolving Facility will terminate on February 20, 2018, with springing maturities 91 days prior to the scheduled maturity date of Harland Clarke Holdings' Non-Extended Term Loans, Extended Term Loans and 2015 Senior Notes (each as defined hereinafter) all of which mature prior to the termination date of this Revolving Facility.
Borrowings against the Revolving Facility bear, at Harland Clarke Holdings option, interest at:

•
A LIBOR rate borrowing, bearing interest at a rate per annum equal to a reserve-adjusted LIBOR rate, plus an applicable margin ranging from 1.75% to 2.25% per annum based on the average excess availability for the prior fiscal quarter; or

•	An Alternate Base Rate ("ABR") borrowing, bearing interest at a rate per annum equal to the greatest of:

•	The prime rate of Citibank;

F-9

Harland Financial Solutions, Inc. and Subsidiaries,
Harland Financial Solutions Worldwide Limited and
Harland Israel, Limited
Notes to Combined Financial Statements
(dollars in millions)
(unaudited)

▪	Federal Funds Effective Rate plus 0.5%; and

▪	LIBOR rate for a one-month interest period plus 1%,
plus an applicable margin ranging from 0.75% to 1.25% per annum based on the average excess availability for the prior fiscal quarter.
The Revolving Facility has a commitment fee of 0.5% per annum if the average utilization of the Revolving Facility for the preceding fiscal quarter is less than 50% of the total commitments and 0.375% per annum if the average utilization for the preceding fiscal quarter is greater than or equal to 50% of the total commitments. The Revolving Facility has a weighted average commitment fee of 2.00% for issued letters of credit.
The Revolving Facility contains covenants that, among other things, limit the ability of Harland Clarke Holdings and its subsidiaries, including Harland Financial Solutins, to (i) incur or guarantee additional indebtedness or capitalized lease obligations, or issue disqualified or preferred stock; (ii) grant liens on assets; (iii) transfer or sell assets; (iv) pay dividends or make distributions to stockholders; (v) enter into transactions with affiliates; (vi) make investments or acquisitions; (vii) enter into sale/leaseback transactions; (viii) amend certain of Harland Clarke Holdings' indebtedness; (ix) engage in substantially different lines of business; (x) change Harland Clarke Holdings' fiscal year; and (xi) engage in speculative hedging transactions. These covenants are subject to important exceptions and qualifications. The Revolving Facility also contains a fixed charge coverage ratio test that may apply if Harland Clarke Holdings' excess availability falls below specified levels, as well as affirmative covenants and events of default that are customary for such facilities.
$1,900.0 Senior Secured Credit Facilities
Extended Term Loans
On July 24, 2012, an amendment (the "Amendment") entered into on May 10, 2012 by the Co-Borrowers (as defined hereinafter) to the credit agreement dated as of April 4, 2007 (the "Credit Agreement") became effective, thereby extending the maturity of $973.0 of term loans ($298.1 of which was recorded by Harland Financial Solutions) under the Credit Agreement (the "Extended Term Loans") from June 2014 to June 2017 (subject to a springing maturity 90 days prior to the maturity date of Harland Clarke Holdings' 2015 Senior Notes (as defined hereinafter) if such notes have not been repaid, extended or refinanced). The effectiveness of the Amendment was conditioned on, among other customary conditions, the repayment of $280.2 of the Extended Term Loans ($85.9 of which was recorded by Harland Financial Solutions), which repayment was made with net proceeds from the issuance of the 2018 Senior Secured Notes (as defined hereinafter) and cash on hand. After giving effect to such repayment and the effectiveness of the Amendment, there were $692.8 of Extended Term Loans outstanding ($212.3 of which was recorded by Harland Financial Solutions) and $729.0 of non-extended term loans ($223.4 of which was recorded by Harland Financial Solutions) (the "Non-Extended Term Loans") outstanding. The Co-Borrowers are required to repay the Extended Term Loans in equal quarterly installments in aggregate annual amounts equal to 10% of the original extended amount after giving effect to the $280.2 prepayment thereof required as a condition precedent to the effectiveness of the Amendment. The Amendment also includes several covenants in addition to those covenants in the Credit Agreement. The weighted average interest rate on the principal amount of Extended Term Loans outstanding was 5.5% at March 31, 2013.
The Extended Term Loans bear, at the Borrower's option, interest at:

•	A rate per annum equal to the higher of (a) the prime rate of Credit Suisse and (b) the Federal Funds rate plus 0.50%, in each case plus an applicable margin of 4.25% per annum; or

•	A rate per annum equal to a reserve-adjusted LIBOR rate, plus an applicable margin of 5.25% per annum.
Non-Extended Term Loans
On April 4, 2007, Harland Clarke Holdings (the "Borrower") and substantially all of its domestic subsidiaries, including Harland Financial Solutions (together with the Borrower, the "Co-Borrowers") entered into the Credit Agreement. The Credit Agreement provides for a $1,800.0 senior secured term loan ($575.0 of which was recorded by Harland Financial Solutions) (the "Term Loan"), which was fully drawn at closing on May 1, 2007 and was to mature on June 30, 2014 with respect to the Non-Extended Term Loans. The Co-Borrowers are required to repay the Non-Extended Term Loans in equal quarterly installments in aggregate annual amounts equal to 1% of the original principal amount multiplied by the ratio of Non-Extended Term Loans outstanding on the effective date of the Amendment to the total Non-Extended Term Loans and Extended Term Loans outstanding on the effective date of the Amendment prior to giving effect to the prepayment required as a condition precedent to the effectiveness of the Amendment. In addition, the Credit Agreement requires that a portion of excess cash flow be applied to prepay amounts borrowed, as further described below. The Credit Agreement also provided for a $100.0 revolving credit facility (the "Revolver") that was to mature on June 28, 2013. The Revolver included an up to $60.0 subfacility in the

F-10

Harland Financial Solutions, Inc. and Subsidiaries,
Harland Financial Solutions Worldwide Limited and
Harland Israel, Limited
Notes to Combined Financial Statements
(dollars in millions)
(unaudited)

form of letters of credit and an up to $30.0 subfacility in the form of short-term swing line loans. The Revolver was terminated on February 20, 2013 upon the execution of the new Revolving Facility. The weighted average interest rate on the principal amount of Non-Extended Term Loans outstanding was 2.7% at March 31, 2013.
Under certain circumstances, the Co-Borrowers are permitted to incur additional term loan and/or revolving credit facility indebtedness in an aggregate principal amount of up to $250.0. In addition, the terms of the Credit Agreement, the 2015 Senior Notes (as defined hereinafter), and the 2018 Senior Secured Notes (as defined hereinafter) allow the Co-Borrowers to incur substantial additional debt.
The Non-Extended Term Loans bear, at the Borrower's option, interest at:

•
A rate per annum equal to the higher of (a) the prime rate of Credit Suisse and (b) the Federal Funds rate plus 0.50%, in each case plus an applicable margin of 1.50% per annum for revolving loans and for term loans; or

•	A rate per annum equal to a reserve-adjusted LIBOR rate, plus an applicable margin of 2.50% per annum for revolving loans and for term loans.
Harland Clarke Holdings and each of its existing and future domestic subsidiaries, including Harland Financial Solutions, other than unrestricted subsidiaries (of which there are none as of March 31, 2013), certain immaterial subsidiaries, subsidiaries that do not guarantee other debt of Harland Clarke Holdings and subject to certain other exceptions, are guarantors and in some instances may also be co-borrowers under the Credit Agreement. In addition, Harland Clarke Holdings' direct parent, CA Acquisition Holdings, Inc., is a guarantor under the Credit Agreement. Harland Financial Solutions Worldwide Limited and Harland Israel, Limited are not guarantors or co-borrowers under the Credit Agreement. The senior secured credit facilities are secured by a perfected first priority security interest in substantially all of Harland Clarke Holdings, each of the co-borrowers' and the guarantors' tangible and intangible assets and equity interests (other than voting stock in excess of 65.0% of the outstanding voting stock of each direct foreign subsidiary and certain other excluded property).
The Credit Agreement contains customary affirmative and negative covenants including, among other things, restrictions on indebtedness, liens, mergers and consolidations, sales of assets, loans, acquisitions, restricted payments, transactions with affiliates, dividends and other payment restrictions affecting subsidiaries and sale-leaseback transactions. The Co-Borrowers have the right to prepay the term loans at any time without premium or penalty, subject to certain breakage costs. The term loans are required to be prepaid with 50% of excess cash flow (as defined in the Credit Agreement, with certain reductions set forth in the Credit Agreement, based on achievement and maintenance of leverage ratios) and 100% of the net proceeds of certain issuances, offerings or placements of debt obligations of the Borrower or any of its subsidiaries (other than permitted debt). Each such prepayment will be applied first to the next eight unpaid quarterly amortization installments on the term loans and second to the remaining amortization installments on the term loans on a pro rata basis. No excess cash flow payment was required in 2013 with respect to 2012. In March 2012, an excess cash flow payment of $12.5 was paid by Harland Financial Solutions with respect to 2011. Under the terms of the Credit Agreement such excess cash flow payments were applied against other mandatory payments due in the same year of the excess cash flow payment.
The Credit Agreement also contains certain customary affirmative covenants and events of default. Such events of default include, but are not limited to: non-payment of amounts when due; violation of covenants; material inaccuracy of representations and warranties; cross default and cross acceleration with respect to other material debt; bankruptcy and other insolvency events; certain ERISA events; invalidity of guarantees or security documents; and material judgments. Some of these events of default allow for grace periods.
If a change of control of Harland Clarke Holdings (as defined in the Credit Agreement) occurs, Harland Clarke Holdings will be required to make an offer to prepay all outstanding term loans under the Credit Agreement at 101% of the outstanding principal amount thereof plus accrued and unpaid interest, and lenders holding a majority of the revolving credit commitments may elect to terminate the revolving credit commitments in full. Harland Clarke Holdings is also required to offer to prepay outstanding term loans at 100% of the principal amount to be prepaid, plus accrued and unpaid interest, with the proceeds of certain asset sales under certain circumstances.
9.75% Senior Secured Notes due 2018
On July 24, 2012, Harland Clarke Holdings and Harland Clarke Corp., Harland Financial Solutions, Scantron Corporation and Checks in the Mail, Inc. (together, the "Co-Issuers") issued $235.0 ($72.0 of which was recorded by Harland Financial Solutions) aggregate principal amount of 9.75% Senior Secured Notes due 2018 (the "2018 Senior Secured Notes"). The net proceeds from the issue, together with cash on hand, were used to repay $280.2 aggregate principal amount of outstanding Extended Term Loans under the Credit Agreement.

F-11

Harland Financial Solutions, Inc. and Subsidiaries,
Harland Financial Solutions Worldwide Limited and
Harland Israel, Limited
Notes to Combined Financial Statements
(dollars in millions)
(unaudited)

The 2018 Senior Secured Notes were issued pursuant to an indenture, dated as of July 24, 2012 (the "2018 Senior Secured Notes Indenture"), among Harland Clarke Holdings, the Co-Issuers, certain of Harland Clarke Holdings other domestic subsidiaries, that guarantee the 2018 Senior Secured Notes (the "Guarantors") and Wells Fargo Bank, National Association, as trustee and collateral agent (the "Trustee"). Harland Financial Solutions Worldwide Limited and Harland Israel, Limited are not Guarantors or Co-Issuers under the 2018 Senior Secured Notes Indenture. The Guarantors have guaranteed (the "Guarantees") Harland Clarke Holdings' and Co-Issuers' obligations under the 2018 Senior Secured Notes and the 2018 Senior Secured Notes Indenture on a senior secured basis. The 2018 Senior Secured Notes and the Guarantees are secured pursuant to a Security Agreement, dated as of July 24, 2012, by and among Harland Clarke Holdings, the Co-Issuers, the Guarantors and Wells Fargo Bank, National Association, as collateral trustee (the "Collateral Trustee") and a Collateral Trust Agreement, dated as of July 24, 2012, by and among Harland Clarke Holdings, certain subsidiaries of Harland Clarke Holdings named therein, Credit Suisse AG, Cayman Islands branch, as credit agreement collateral agent, and Wells Fargo Bank, National Association, as trustee and as collateral trustee.
The 2018 Senior Secured Notes mature on August 1, 2018. The 2018 Senior Secured Notes bear interest at a rate of 9.75% per annum, payable on each February 1 and August 1 to holders of record at the close of business on the immediately preceding January 15 and July 15 of each year.
The 2018 Senior Secured Notes are senior secured obligations of Harland Clarke Holdings and the Co-Issuers, including Harland Financial Solutions and the Guarantees are senior secured obligations of the Guarantors. The 2018 Senior Secured Notes and the Guarantees rank as follows: (i) secured on a first-priority basis, equally and ratably with all obligations of Harland Clarke Holdings, the Co-Issuers, including the Company, and the Guarantors that are secured by pari passu liens on the collateral, including their existing senior secured credit facilities; (ii) effectively junior to all of the Harland Clarke Holdings', Co-Issuers' and the Guarantors' obligations under any future asset-based revolving credit facility to the extent of the value of the current asset collateral held by the Harland Clarke Holdings, the Co-Issuers and the Guarantors; (iii) structurally subordinated to any existing and future indebtedness and other liabilities of any existing and future subsidiaries of Harland Clarke Holdings that are not Guarantors; (iv) pari passu in right of payment with all of the existing and future senior indebtedness of the Harland Clarke Holdings, the Co-Issuers and the Guarantors and effectively senior to the extent of the value of the collateral to any future unsecured indebtedness of Harland Clarke Holdings, the Co-Issuers and the Guarantors that is secured by liens on the collateral that are junior to the liens securing the Senior Secured Notes and the Guarantees or that is unsecured; and (v) senior in right of payment to any existing and future subordinated indebtedness of Harland Clarke Holdings, the Co-Issuers and the Guarantors.
The 2018 Senior Secured Notes and the Guarantees are secured on a first-priority basis, equally and ratably with the indebtedness under the Credit Agreement, by substantially all of Harland Clarke Holdings', the Co-Issuers' and the Guarantors' assets, subject to certain exceptions and permitted liens.
Beginning with the fiscal year ending December 31, 2013, if Harland Clarke Holdings' secured leverage ratio exceeds 3.25 for 2013 and 3.00 for 2014 and after, Harland Clarke Holdings will be required to offer to purchase an amount of the 2018 Senior Secured Notes equal to the greater of (1) $15.0 and (2) 50% of its excess cash flow for the applicable period, less any voluntary prepayments of 2018 Senior Secured Notes or credit facility indebtedness and certain mandatory prepayments made during the applicable period and subject to certain other exceptions, at a purchase price equal to 100% of the principal amount of the 2018 Senior Secured Notes, plus accrued and unpaid interest and additional interest. Upon the occurrence of a change of control of Harland Clarke Holdings or if Harland Clarke Holdings sells certain assets, Harland Clarke Holdings may be required to make an offer to purchase the 2018 Senior Secured Notes at certain specified prices.
The 2018 Senior Secured Notes Indenture contains covenants that, among other things, limit Harland Clarke Holdings', the Co-Issuers', including Harland Financial Solutions, and the Guarantors' ability to (i) incur or guarantee additional indebtedness or issue preferred stock; (ii) grant liens on assets; (iii) pay dividends or make distributions to stockholders; (iv) repurchase or redeem capital stock or subordinated indebtedness; (v) make investments or acquisitions; (vi) enter into sale/leaseback transactions; (vii) incur restrictions on the ability of Harland Clarke Holdings' subsidiaries to pay dividends or to make other payments to Harland Clarke Holdings; (viii) enter into transactions with Harland Clarke Holdings' affiliates; (ix) merge or consolidate with other companies or transfer all or substantially all assets; and (x) transfer or sell assets. These covenants are subject to important exceptions and qualifications. The 2018 Senior Secured Notes Indenture contains affirmative covenants and events of default that are customary for indentures governing high-yield debt securities.

F-12

Harland Financial Solutions, Inc. and Subsidiaries,
Harland Financial Solutions Worldwide Limited and
Harland Israel, Limited
Notes to Combined Financial Statements
(dollars in millions)
(unaudited)

Senior Notes due 2015
On May 1, 2007, Harland Clarke Holdings issued $305.0 aggregate principal amount of Senior Floating Rate Notes due 2015 (the "Floating Rate Notes") and $310.0 aggregate principal amount of 9.50% Senior Fixed Rate Notes due 2015 (the "Fixed Rate Notes" and, together with the Floating Rate Notes, the "2015 Senior Notes"). The 2015 Senior Notes mature on May 15, 2015. The Fixed Rate Notes bear interest at a rate per annum of 9.50%, payable on May 15 and November 15 of each year. The Floating Rate Notes bear interest at a rate per annum equal to the Applicable LIBOR Rate (as defined in the indenture governing the 2015 Senior Notes (the "2015 Senior Notes Indenture")), subject to a floor of 1.25%, plus 4.75%, payable on February 15, May 15, August 15 and November 15 of each year. The Senior Notes are unsecured and are therefore effectively subordinated to all of Harland Clarke Holdings' senior secured indebtedness, including outstanding borrowings under the Credit Agreement and the 2018 Senior Secured Notes. Harland Clarke Holdings and each of its existing subsidiaries, including Harland Financial Solutions, other than unrestricted subsidiaries (of which there are none as of March 31, 2013) and certain immaterial subsidiaries and certain other exceptions, are guarantors and in some instances may also be co-issuers under the 2015 Senior Notes. Harland Financial Solutions Worldwide Limited and Harland Israel, Limited are not guarantors or co-issuers under the 2015 Senior Notes. None of the 2015 Senior Notes were recorded by Harland Financial Solutions.
The 2015 Senior Notes Indenture contains customary restrictive covenants, including, among other things, restrictions on Harland Clarke Holdings' ability to incur additional debt, pay dividends and make distributions, make certain investments, repurchase stock, incur liens, enter into transactions with affiliates, enter into sale and lease back transactions, merge or consolidate and transfer or sell assets. Harland Clarke Holdings must offer to repurchase all of the 2015 Senior Notes upon the occurrence of a "change of control," as defined in the 2015 Senior Notes Indenture, at a purchase price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest. Harland Clarke Holdings must also offer to repurchase the 2015 Senior Notes with the proceeds from certain sales of assets, if it does not apply those proceeds within a specified time period after the sale, at a purchase price equal to 100% of their aggregate principal amount, plus accrued and unpaid interest.
8. Derivative Financial Instruments
Interest Rate Hedges
The Company used a hedge transaction, which was accounted for as a cash flow hedge, to limit the Company's risk on a portion of its variable-rate debt.
During September 2009, Harland Clarke Holdings entered into an interest rate derivative transaction in the form of a three-year interest rate swap with a notional amount of $250.0, which became effective on September 30, 2009 and expired on September 30, 2012. This hedge swapped the underlying variable rate for a fixed rate of 2.140%. Since the swap applied to debt recorded by the Company, the hedge was recorded by the Company.
Fair value of interest rate swaps is based on forward-looking interest rate curves as provided by the counterparty, adjusted for the Company's credit risk. There was no interest rate swap outstanding at March 31, 2013.
The derivative instrument was ineffective during the three months ended March 31, 2012. The following presents the effect of the derivative instrument (ineffective portion) on other comprehensive (loss) income and amounts reclassified from accumulated other comprehensive (loss) income into interest expense.

Three Months Ended March 31, 2012
Interest Rate Swap:
Loss reclassified from other comprehensive income into interest expense (effective portion)	$0.1
Loss recognized in interest expense (ineffective portion)	0.3
The following presents the balance and net change in the accumulated other comprehensive (loss) income related to the derivative instrument, net of income taxes.

F-13

Harland Financial Solutions, Inc. and Subsidiaries,
Harland Financial Solutions Worldwide Limited and
Harland Israel, Limited
Notes to Combined Financial Statements
(dollars in millions)
(unaudited)

Balances and Net Changes:	Three Months Ended March 31, 2012
Balance at beginning of period	$0.1
Loss reclassified from accumulated other comprehensive (loss) income into interest expense, net of taxes of $0.0	(0.1)
Balance at end of period	$—
9. Fair Value Measurements
Recurring Fair Value Measurements
The following table presents the Company's liability for contingent consideration related to business combinations measured at fair value on a recurring basis using significant unobservable inputs (Level 3):

Three Months Ended
March 31, 2012
Balance at beginning of period	$0.6
Businesses acquired	—
Net changes in fair value	(0.5)
Payment of contingent consideration	—
Balance at end of period	$0.1
Fair value of the liability for contingent consideration related to business combinations is estimated utilizing a discounted cash flow analysis. The analysis considers, among other things, estimates of future revenues and the timing of expected future contingent consideration payments. There was no liability for contingent consideration related to business combinations in the three months ended March 31, 2013.
Fair Value of Financial Instruments
Most of the Company's clients are in the financial services industry. The Company performs ongoing credit evaluations of its clients and maintains allowances for potential credit losses. The Company does not generally require collateral. Actual losses and allowances have been within management's expectations.
The carrying amounts for cash and cash equivalents, trade accounts receivable, accounts payable and accrued liabilities approximate fair value. The estimated fair value of long-term debt is determined by Level 2 inputs and is based primarily on quoted market prices for the same or similar issues as of the measurement date. The estimated fair value of long-term debt at March 31, 2013 and December 31, 2012 was approximately $479.6 and $465.0, respectively. The carrying value of long-term debt at March 31, 2013 and December 31, 2012 was $437.5 and $444.0 respectively.
10. Investments
Equity Method Investment
During fourth quarter of 2012, Harland Clarke Holdings purchased certain equity securities of Transactis, Inc. ("Transactis"), a privately held company, representing a 15.5% ownership interest for $7.0 in cash. Harland Clarke Holdings assigned the equity securities to the Harland Financial Solutions on December 31, 2012. The Company accounts for this investment using the equity method due to Harland Clarke Holdings ability to influence operating and financial matters of Transactis through Harland Clarke Holdings representation on the Transactis board of directors and certain rights under the terms of the stock purchase agreement. The assets, liabilities and results of operations are not significant to the Company's financial position or results of operations.
11. Commitments and Contingencies
Various legal proceedings, claims and investigations are pending against the Company, including those relating to commercial transactions, intellectual property matters and other matters. Certain of these matters are covered by insurance, subject to deductibles and maximum limits. In the opinion of management based upon the information available at this time, the outcome of the matters referred to above will not have a material adverse effect on the Company's combined financial position

F-14

Harland Financial Solutions, Inc. and Subsidiaries,
Harland Financial Solutions Worldwide Limited and
Harland Israel, Limited
Notes to Combined Financial Statements
(dollars in millions)
(unaudited)

or results of operations.
12. Restructuring
During 2009, the Company initiated a multi-year plan to reorganize certain operations and sales and support functions. The plan, which was completed in 2011, focused on moving from a product-centric organization to a functional organization in order to enhance customer support. During 2012, the Company adopted a plan to realize additional cost savings by eliminating certain selling, general and administrative expenses.
The following table details the Company's restructuring accruals for the three months ended March 31, 2013 and 2012:

	Beginning Balance	Expensed	Paid in Cash	Non-Cash Utilization	Ending Balance
Three months ended March 31, 2013:
Severance and severance-related	$0.1	$0.1	$—	$—	$0.2
Facilities and other costs	1.3	(0.1)	(0.2)	0.1	1.1
Total	$1.4	$—	$(0.2)	$0.1	$1.3

Three months ended March 31, 2012:
Severance and severance-related	$—	$0.1	$(0.1)	$—	$—
Facilities and other costs	1.5	(0.1)	(0.1)	—	1.3
Total	$1.5	$—	$(0.2)	$—	$1.3

13. Transactions with Related Parties
Receivable from Parent
The Company's Parent has a practice to sweep cash accounts of the Company's domestic operations on a daily basis and maintain cash for the Company's operations. The Parent funds the Company's payroll, accounts payable, taxes and other cash requirements.
The receivable from Parent is unsecured, non-interest bearing and has no specified terms of repayment.
Allocation of Parent Company Costs
Harland Clarke Holdings has certain functions and processes that are performed as a shared service for certain of its operating subsidiaries, including the Company. Costs associated with these shared services have been allocated to the Company based on revenues or FTE's (full time employees) depending on the nature of the shared service. Allocated costs include certain treasury; payroll, compensation and benefits; financial systems; corporate tax and audit costs. The total costs for such shared services allocated to the Company were $0.5 and $0.4 for three months ended March 31, 2013 and 2012, respectively. Allocated costs from Parent are included in selling, general and administrative expenses in the accompanying combined statements of operations.
Other
Harland Financial Solutions had a net receivable of $0.3 at March 31, 2013 and December 31, 2012 related to a tax sharing agreement with the affiliated group of MacAndrews and subsidiaries.
14. Subsequent Events
The Company has evaluated subsequent events through July 3, 2013, the date which the financial statements were available to be issued.
New Facility Joinder Agreement to Credit Agreement
On April 26, 2013, Harland Clarke Holdings entered into a New Facility Joinder Agreement to the Credit Agreement under which Harland Clarke Holdings borrowed $750.0 ($228.0 of which was recorded by Harland Financial Solutions) (the "Tranche B-3 Term Loans"). Proceeds of the Tranche B-3 Term Loans were used to repay, in full, together with all interest and fees accrued in respect of, the Non-Extended Term Loans plus other fees and expenses in connection with such refinancing.

F-15

Harland Financial Solutions, Inc. and Subsidiaries,
Harland Financial Solutions Worldwide Limited and
Harland Israel, Limited
Notes to Combined Financial Statements
(dollars in millions)
(unaudited)

The Tranche B-3 Term Loans will mature on May 22, 2018 subject (if the Revolving Facility is terminated and repaid in full) to a springing maturity 90 days prior to the maturity of the 2015 Senior Notes if they have not otherwise been repaid, extended or refinanced. Harland Clarke Holdings is required to repay the Tranche B-3 Term Loans in equal quarterly installments in aggregate annual amounts equal to 2.50% of the original amount. In addition, aggregate amortization in respect of all of the Tranche B-3 Term Loans and all other debt sharing liens with such loans (with certain exceptions) must be at least $75.0 per year (subject to certain reductions). Harland Clarke Holdings is currently evaluating the impact of the New Facility Joinder Agreement on its consolidated financial position and results of operations.
The Tranche B-3 Term Loans bear, at Harland Clarke Holdings option, interest at:

•
A rate per annum equal to the higher of (a) the prime rate of Credit Suisse and (b) the Federal Funds rate plus 0.50%, in each case plus an applicable margin of 4.50% per annum, provided that the rate before the applicable margin shall not be less than 2.50% per annum; or

•	A rate per annum equal to a reserve adjusted LIBOR rate, plus an applicable margin of 5.50% per annum, provided that the reserve adjusted LIBOR rate shall not be less that 1.50% per annum.
All other terms are substantially the same as the Credit Agreement.
Issuance of Additional 2018 Senior Secured Notes
On May 20, 2013, the Issuer and Co-Issuers completed an offering of $50.0 aggregate principal amount of the 2018 Senior Secured Notes (the "Additional Notes") pursuant to the 2018 Senior Secured Notes Indenture and supplemented on February 20, 2013 (as so supplemented, the "Indenture") under which the Issuer and the Co-Issuers previously issued $235.0 aggregate principal amount of the 2018 Senior Secured Notes (the "Original Notes", and together with the Additional Notes, the "Notes"). The Additional Notes were sold at a price of 109.00% plus accrued interest from February 1, 2013. None of the Additional Notes were recorded by Harland Financial Solutions. The Additional Notes will trade as a single series with the Original Notes and will be treated substantially the same as the Original Notes under the Indenture. On June 19, 2013, Harland Clarke Holdings used $50.0 of proceeds from the Additional Notes to repay and retire $50.0 of the Fixed Rate Notes.

F-16